UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Dorian LPG Ltd.

(Name of Registrant as Specified in Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

July 31, 2023

To Our Shareholders:

It is our pleasure to invite you to attend our 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The meeting will be held at 11:00 AM EDT on September 13, 2023 at the offices of Dorian LPG (USA) LLC, located at 27 Signal Road, Stamford, CT 06902.

At the Annual Meeting, you will be asked to (i) re-elect and elect (as applicable) two directors to serve on the Company’s Board of Directors (the “Board” or “Board of Directors”) until the 2026 annual meeting of shareholders, (ii) ratify the appointment of Deloitte Certified Public Accountants S.A. as our auditors for the fiscal year ending March 31, 2024 and (iii) approve, on an advisory, non-binding basis, the compensation of our named executive officers. The Board of Directors unanimously recommends that you vote your shares (i) “FOR” the re-election of Christina Tan and the election of Marit Lunde to the Board of Directors; (ii) “FOR” the ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company’s independent auditors for the fiscal year ending March 31, 2024; and (iii) “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

You may vote via the Internet, by telephone or by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously voted your proxy. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.

We are proud that you have chosen to invest in Dorian LPG Ltd. On behalf of our management and directors, thank you for your continued support and confidence in 2023.

Very truly yours,

/s/ John C. Hadjipateras

John C. Hadjipateras

Chairman of the Board of Directors

Notice of Annual Meeting of Shareholders of Dorian LPG Ltd.

Date of Meeting:	September 13, 2023
Time:	11:00 AM EDT
Place:	27 Signal Road, Stamford, CT 06902
Items of Business:	We are holding the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) for the following purposes:
● to re-elect and elect (as applicable) directors to serve on the Board of Directors until the 2026 annual meeting of shareholders;

●
to ratify the selection of Deloitte Certified Public Accountants S.A. (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
●
to approve, on an advisory, non-binding basis, the compensation of our named executive officers; and

● to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The attached proxy statement (the “Proxy Statement”) describes these items in more detail.
Record Date:	July 24, 2023
Voting:

Whether or not you plan to attend, we urge you to review these materials carefully and to vote by Internet, telephone or by submitting your proxy card as promptly as possible. Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote prior to the date of the Annual Meeting: Internet, telephone or mail. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 2). The election of directors (Proposal 1) and the advisory vote on the approval of the compensation of our named executive officers (Proposal 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposal.

By order of the Board of Directors

/s/ John C. Hadjipateras

John C. Hadjipateras
Chairman of the Board of Directors
July 31, 2023

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	23

Proposal 2 To Ratify the Selection of Deloitte Certified Public Accountants S.A. as the Company’s Independent Registered Public Accounting Firm for the Year Ending March 31, 2024	25
Audit Fees	25
Audit Committee Pre-Approval Policies and Procedures	25

Proposal 3 Advisory Vote to Approve the Compensation of our Named Executive Officers	26

Director Compensation	27

Executive Compensation	28
Compensation Discussion and Analysis	28
General	28
Role of the Compensation Committee	29
Role of the CEO in Setting CEO and Other Executives’ Compensation	30
Elements of the Fiscal Year 2023 Executive Officer Compensation Program	31
Retirement Benefits	34
Summary Compensation Table	36
Narrative Disclosure to the Summary Compensation Table	36
Equity Compensation	36
2014 Equity Incentive Plan	38
Equity Compensation Plans Table	39
Retirement Benefits	39
2014 Executive Severance and Change in Control Severance Plan	39
Compensation Committee Interlocks and Insider Participation	42

Certain Relationships and Related Transactions and Director Independence	42
Delinquent Section 16(A) Reports	44
Shareholder Proposals for 2024 Annual Meeting of Shareholders	44
Other Business	44
Annual Report	45
Appendix A - Reconciliation of Non-GAAP Financial Measures	46

DORIAN LPG LTD.

c/o Dorian LPG (USA) LLC

27 Signal Road

Stamford, Connecticut 06902

PROXY STATEMENT

PROXY SOLICITATION AND VOTING INFORMATION

The Board of Directors (the “Board” or “Board of Directors”) of Dorian LPG Ltd. (“we,” “us,” “our,” the “Company” or “Dorian”) solicits your proxy for our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 11:00 AM EDT on September 13, 2023 at the offices of Dorian, located at 27 Signal Road, Stamford, CT 06902, and for any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders (the “Notice”).

Questions and Answers About the Annual Meeting and Voting

Why am I receiving these proxy materials?

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement is being sent to all of our shareholders of record as of the close of business on July 24, 2023 for use at the Annual Meeting. This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended March 31, 2023 (our “Annual Report”) are being first mailed or made available to our shareholders on or about September 13, 2023.

Our shareholders are invited to attend the Annual Meeting and vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the Internet or by telephone.

What am I voting on?

You will be voting on each of the following:

●	to re-elect and elect (as applicable) two directors to serve on the Board until the 2026 annual meeting of shareholders;
●	to ratify the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2024;
●	to approve, on an advisory, non-binding basis, the compensation of our named executive officers; and
●	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote for you.

Who is soliciting my vote?

In this Proxy Statement, the Board of Directors is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting.

Giving us your proxy means that you authorize the proxy holders identified on the proxy card to vote your shares at the meeting in the manner you direct. You may vote for both, one or neither of our director nominees. You may also abstain from voting. If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board of Directors, including in favor our nominees for re-election and election (as applicable) to the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed proxy card will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How does the Board of Directors recommend shareholders vote?

The Board of Directors recommends that you vote using the proxy card:

●	FOR the re-election and election (as applicable) of the following two individuals nominated by the Board of Directors for re-election and election (as applicable) as directors: Christina Tan and Marit Lunde;
●	FOR ratification of the appointment of Deloitte Certified Public Accountants S.A. (“Deloitte”) as our independent registered public accounting firm for the year ending March 31, 2024; and
●	FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement;

How do I vote?

You may vote using one of the following methods:

●	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner. You may submit proxies over the Internet by following the instructions on the proxy card or the voting instruction card sent to you by your bank, broker, trustee or nominee.
●	By telephone. You may vote by telephone by calling the number listed on your proxy card or the voting instructions card sent to you by your bank, broker, trustee or nominee.
●	By mail. Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Shareholders who are beneficial owners who have received a voting instruction card from their bank, broker, trustee or nominee may return the voting instruction card by mail as set forth on the card.
●	In person at the Annual Meeting. Shareholders of record may vote shares held in their name in person at the Annual Meeting. Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the Annual Meeting only if such shareholder is able to obtain a legal proxy from the bank, broker, trustee or nominee that holds the shareholder’s shares, indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares prior to the Annual Meeting date via the Internet, by telephone or by mail in order to record your vote promptly, as we believe voting this way is convenient.

Shareholders are encouraged to vote their proxies by Internet, telephone or by mail, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the independent inspector of election will be counted, and each previous vote will be disregarded. Please follow the directions on these materials carefully.

Will my shares be voted if I do nothing?

If you do nothing, your shares will NOT be voted for all proposals. If you are a shareholder of record, you must sign and return a proxy card, submit your proxy by telephone or Internet, or attend the Annual Meeting in person, in order for your shares to be voted. If you are a beneficial owner of shares and your shares are held in “street name,” your bank, broker, trustee or nominee will not be able to vote your shares at the Annual Meeting on “non-routine matters,” as defined by the New York Stock Exchange (the “NYSE”), unless you instruct them as to how you want your shares to be voted. The NYSE currently considers only the ratification of the appointment of Deloitte as our independent public accounting firm for the fiscal year ending March

31, 2024 to be a routine matter. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted “FOR” ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2024, but will not count as a “FOR” vote for any other matter, including the election of directors.

If you are a beneficial owner and your shares are held in street name, your broker, bank or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card in order to ensure that your shares are represented and voted at the meeting.

How do I know if I am a beneficial owner of shares?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.

How can I revoke my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by taking one of the following actions:

●	by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902;
●	by executing and delivering another valid proxy with a later date;
●	by voting by telephone or Internet at a later date; or
●	by attending the Annual Meeting and voting in person by written ballot, if you are a shareholder of record or, if you are a beneficial owner of your shares, with a legal proxy from the entity that holds your shares giving you the right to vote the shares.

If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with that entity’s procedures.

If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.

Who can attend the Annual Meeting?

Only shareholders of Dorian as of the close of business on the record date, July 24, 2023, their authorized representatives and invited guests of Dorian will be permitted to attend the Annual Meeting. In order to gain admission to the Annual Meeting, proof of ownership of Dorian common stock as of the record date (or a valid proxy for a shareholder of Dorian entitled to vote at the Annual Meeting) will be required, along with government-issued photo identification, such as a driver’s license or passport. Beneficial owners holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring proof of beneficial ownership as of the record date, such as an account statement or a letter from a broker, along with government-issued photo identification.

Who is entitled to vote?

All of our shareholders as of the record date, July 24, 2023, will be entitled to vote at the Annual Meeting. As of the close of business on that date, approximately 40,392,282 of our common shares were outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting. Our articles of incorporation, as amended (the “Articles of Incorporation”), do not provide for cumulative voting and, accordingly, our shareholders do not have cumulative voting rights with respect to the election of directors. The common shares held in our treasury, which are not considered outstanding, will not be voted.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the shareholders representing at least one-third of the shares issued and outstanding and entitled to vote at the Annual Meeting as of July 24, 2023 must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you do one of the following:

●	vote via the Internet or by telephone;
●	return a properly executed proxy by mail (even if you do not provide voting instructions); or
●	attend the Annual Meeting and vote in person.

If a quorum is not present at the Annual Meeting or, even if a quorum is present and sufficient votes in favor of the positions recommended by the Board of Directors on the proposals described in this Proxy Statement are not timely received, a majority of the total number of votes represented by those shares present, in person or by proxy, at the Annual Meeting will have the power to adjourn the meeting. If the Annual Meeting is adjourned for reasons other than a lack of quorum, no further notice of the adjourned meeting will be required to permit further solicitation of proxies, other than an announcement at the Annual Meeting, unless a new record date for the Annual Meeting is set.

What are broker non-votes?

A “broker non-vote” occurs when a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.

What vote is required to adopt each of the proposals?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the two director nominees and one vote on each other matter.

Proposal 1. Election of Directors.  As set forth in Article I of our Articles of Incorporation, directors will be elected by a plurality of votes cast by holders entitled to vote in the election. This means that the two nominees receiving the highest number of “FOR” votes will be elected as Class I directors. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Accordingly, if you do not hold your shares directly in your own name, for your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal. Abstentions have no effect on whether any director has been elected.

Proposal 2. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024.  As set forth in Section 7 of Article II of our bylaws, the affirmative vote of a majority of the votes cast by holders present, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte by the Company’s audit committee (the “Audit Committee”) as the Company’s independent auditors for the fiscal year ending March 31, 2024. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal. Broker non-votes will be counted as present and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” whether this proposal has been approved. Abstentions will have no effect on the results of this proposal.

Proposal 3. Advisory Vote to Approve the Compensation of our Named Executive Officers. As set forth in Section 7 of Article II of our bylaws, the affirmative vote of a majority of the votes cast by holders present, in person or by proxy, at the Annual Meeting is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. Because Proposal 3 is a nonbinding, advisory vote, it will not be binding on us or on the Board of Directors. However, we value highly the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

Abstentions and broker non-votes are not included as votes cast and will not affect the outcome of Proposal 3.

Who counts the votes?

Tabulation of the votes cast at the Annual Meeting will be conducted by the inspectors of election.

When will the voting results be announced?

We expect to announce preliminary voting results at the Annual Meeting. We will report final results on our website at www.dorianlpg.com and in a filing with the U.S. Securities and Exchange Commission (the “SEC”) on a Form 8-K. Information on our website does not constitute a part of this Proxy Statement.

How can I access the proxy materials on the Internet?

You may access our Proxy Statement and Annual Report via the Internet at www.dorianlpg.com under the heading “Investor Center—Corporate Governance—Annual Meeting of Shareholders.” For next year’s shareholders’ meeting, you can potentially help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report to shareholders electronically over the Internet. If you hold your shares in your own name (instead of through a broker, bank or other nominee), you can choose this option by following the instructions at the Internet website at www.investorvote.com/LPG. Subject to applicable rules and regulations of the SEC, if you choose to receive your proxy materials and annual report to shareholders electronically, then prior to next year’s shareholders’ meeting you will receive notification when the proxy materials and annual report to shareholders are available for online review over the Internet, as well as instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect for subsequent meetings unless you revoke such choice prior to future meetings by revoking your request online or by sending a written request to: Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.

A COPY OF OUR ANNUAL REPORT WILL BE PROVIDED TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.

Annual Meeting Procedures

Annual Meeting Admission

Only shareholders as of the close of business on July 24, 2023 or those persons that hold a valid proxy may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of Dorian stock ownership as of the record date, along with government-issued photo identification, such as a driver’s license or passport, will be required for admission. Shareholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring proof of beneficial ownership as of the record date, such as an account statement or a letter from a broker, along with government-issued photo identification. If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting in person. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.

Voting Procedures

Shareholders of record (shareholders who own our shares in their own names on the books of our transfer agent) may vote their shares or submit a proxy card to have their shares voted by one of the following methods:

●	By Internet—Shareholders of record may submit proxies over the Internet by following the instructions on the enclosed proxy card.
●	By Telephone—Shareholders of record may vote by telephone by calling the number listed on the enclosed proxy card.
●	By Mail—Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

●	In Person—Shareholders of record may vote shares held in their name in person at the Annual Meeting; however, attendance at the Annual Meeting without casting a ballot will not count as a vote.

Beneficial owners of shares (shareholders who own their shares in the name of a bank, broker, trustee or other nominee on the books of our transfer agent) may generally vote their shares or submit a proxy to have their shares voted by one of the following methods, as indicated on the voting instruction form sent to you by your bank, broker, trustee or nominee:

●	By Internet or Telephone—Beneficial owners may generally vote their shares over the Internet or by telephone, as indicated on your voting instruction card. Please refer to your voting instruction card or other information forwarded by your bank, broker, trustee or nominee to determine whether you may submit a proxy electronically over the Internet or by telephone, following the instructions on the voting instruction card or other information provided by the record holder.

●	By Mail—You may vote your shares by completing, signing and dating your voting instruction card and returning it in the envelope provided.

●	In Person with a Proxy from the Record Holder—Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the Annual Meeting only if such shareholder is able to obtain a legal proxy from the bank, broker, trustee or nominee that holds the shareholder's shares, with such legal proxy indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the vote tabulator will be counted, and each previous vote will be disregarded.

If you receive more than one set of proxy materials or more than one proxy card, it may mean that you hold shares of Dorian stock in more than one account. You must return a proxy card or vote using one of the methods described above for each account in which you own shares.

Revoking Your Vote

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:

●	by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902;
●	by executing and delivering another valid proxy with a later date;
●	by voting by telephone or Internet at a later date; or
●	by attending the Annual Meeting and voting in person by written ballot, if you are a shareholder of record or, if you are a beneficial owner of your shares, with a legal proxy from the entity that holds your shares giving you the right to vote the shares.

If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with that entity’s procedures.

Vote Required for Approval

The presence, represented in person or by proxy, of one-third of the issued and outstanding shares of Dorian common stock entitled to vote at the Annual Meeting is required to constitute a quorum at the Annual Meeting. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from their owners. If specific instructions are not received, brokers may not vote these shares, other than on matters that the NYSE considers to be “routine.”

If a brokerage firm votes a beneficial holder’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. At the Annual Meeting, only the proposal to ratify the appointment of Deloitte as our independent auditor for the fiscal year ending March 31, 2024 is considered a routine matter.

The votes required to approve each matter to be considered by our shareholders at the Annual Meeting are set forth below:

●	Proposal 1—Election of Directors: Each Dorian shareholder has the right to vote each share of stock owned by such shareholder on the record date for two director nominees to be elected. Cumulative voting is not permitted. To be elected, a director-nominee must receive a plurality of the votes cast at the Annual Meeting. Accordingly, the two nominees standing in the election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Abstentions, votes withheld and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the election.
●	Proposal 2—Ratification of Selection of Deloitte: The affirmative vote of a majority of the votes cast on this proposal is required to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Abstentions and broker non-votes will have no effect on the results of this vote.
●	Proposal 3—Advisory Vote to Approve the Compensation of our Named Executive Officers: The affirmative vote of a majority of the votes cast by holders present, in person or by proxy, at the Annual Meeting is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. Because Proposal 3 is a nonbinding, advisory vote, it will not be binding on us or on the Board of Directors. Abstentions and broker non-votes are not included as votes cast and will not affect the outcome of Proposal 3.

Appraisal or Dissenters’ Rights

Our shareholders will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

Expenses of Solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxies. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay the expenses of persons holding shares for others to send proxy materials to their principals. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies.  Any expenses incurred in connection with the use of outside solicitors will be paid by us.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our Proxy Statement, our Annual Report and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the Annual Report or other proxy materials free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please send your request by email to IR@dorianlpg.com or by mail to Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Investor Relations, or call us at (203) 674-9900.

Proposal 1 Election of Directors

The Board of Directors is divided into three classes: Class I, Class II and Class III. Pursuant to our Articles of Incorporation, each class of directors consists, as nearly as possible, of one-third of the total number of directors. The total number of directors on the Board may be fixed from time to time by a vote of not less than two-thirds of the number of directors constituting the Board, excluding vacancies. Additionally, the Board is authorized to fill any vacancy on the Board, including directorships resulting from an increase in the number of directors, by a majority vote of the directors then in office.

Each director is elected to serve for a three-year term and until such director’s successor is duly elected and has qualified, except in the event of his or her death, resignation, removal or earlier termination of his or her term of office. The terms of our Class II and III directors will expire in 2024 and 2025, respectively, and the term of our Class I directors will expire at the Annual Meeting.

By the requisite affirmative vote of the Board, the size of the Board of Directors was set at ten directors effective May 1, 2015, reduced to seven directors effective January 26, 2016 and on November 26, 2022 it was increased from seven to eight directors, and Ms. Marit Lunde was appointed as a Class III director to fill the resulting vacancy.

Mr. Thomas J. Coleman, currently serving as a Class I director, has informed the Company that he has elected not to stand for re-election as a director at the Annual Meeting. After extensive consideration by the entire Board, and upon the recommendation of the Company’s nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), in view of Mr. Coleman not standing for re-election at the Annual Meeting and not continuing as a director following the Annual Meeting, the overall composition of the Board and the requirement, as described above, that the classes of the Board be as nearly equal in number as possible, the Board has deemed it to be in the best interests of the Company and its shareholders to reclassify and nominate Ms. Lunde as a Class I director to serve until the Company’s annual meeting of shareholders in 2026, and until such director’s successor is elected and has qualified, provided that, should the Company’s shareholders not elect Ms. Lunde as a Class I director at the Annual Meeting, Ms. Lunde will continue to serve as a Class III director, and the Board will subsequently be re-classified upon the recommendation of the Nominating and Corporate Governance Committee following the Annual Meeting in order to satisfy the requirement that the classes of the Board be as nearly equal in number as possible. In view of the foregoing, the Board has also deemed it to be in the best interests of the Company and its shareholders to reduce the size of the Board from eight to seven directors, effective immediately following the Annual Meeting.

Further, upon the recommendation of the Nominating and Corporate Governance Committee, the Board after due consideration has approved the appointment of Ms. Lunde to both the Nominating and Corporate Governance Committee and the Compensation Committee effective immediately following the Annual Meeting. In addition, upon the recommendation of the Nomination and Corporate Governance Committee, the Board after due consideration has approved the appointment of Mr. Ted Kalborg as the chairman of the Compensation Committee and Mr. Malcolm McAvity as the lead independent director effective immediately following the Annual Meeting.

Our remaining Class I director, whose term expires at this year’s Annual Meeting, is currently Christina Tan. Ms. Tan has served on the Board since May 2015 and was re-elected at the 2020 annual meeting of shareholders. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board after due consideration has nominated Ms. Tan for re-election as a Class I director to serve until the Company’s annual meeting of shareholders in 2026, and until such director’s successor is elected and has qualified.

Our Class II directors, whose terms expire at the annual meeting of shareholders in 2024, are currently Øivind Lorentzen, Ted Kalborg and John C. Lycouris. Mr. Lorentzen and Mr. Lycouris have served as directors since our formation in July 2013. The Board appointed Mr. Kalborg as a director effective December 12, 2014. Mr. Lorentzen, Mr. Kalborg and Mr. Lycouris were re-elected at the Company’s 2021 annual meeting of shareholders.

Our Class III directors, whose terms expire at the annual meeting of shareholders in 2025, are currently John C. Hadjipateras and Malcolm McAvity. Mr. Hadjipateras has served on the Board since our formation in July 2013 and Mr. McAvity was appointed by the Board as a director effective January, 2015. Mr. Hadjipateras and Mr. McAvity were re-elected at the Company’s 2022 annual meeting of shareholders.

Except as indicated herein, there are no arrangements or understandings between any current director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.

If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, the persons named as proxy holders will vote your proxy for the election of such substitute nominee as may be designated by the Board in accordance with Article I of our Articles of Incorporation to fill the vacancy. The Board of Directors has no reason to believe any of the nominees will be unable or unwilling to serve if elected.

The Board of Directors recommends that you vote FOR the election of our two nominees listed below, Ms. Tan and Ms. Lunde.

The Board believes that each of the two nominees listed below are highly qualified and have experience, skills, backgrounds and attributes that qualify them to serve as directors of Dorian (please see each nominee’s biographical information presented below). The recommendation of the Board is based on its carefully considered judgment that the experience, skills, backgrounds and attributes of our nominees make them the best candidates to serve on the Board. Ms. Lunde was previously appointed by the Board as a Class III director, and should the Company’s shareholders not elect, and therefore re-classify, Ms. Lunde as a Class I director at the Annual Meeting, Ms. Lunde will continue to serve as a Class III director, and the Board will subsequently be re-classified upon the recommendation of the Nominating and Corporate Governance Committee following the Annual Meeting in order to satisfy the requirement that the classes of the Board be as nearly equal in number as possible.

Nominees for Re-election and Election for a Three-Year Term Expiring at the 2026 Annual Meeting of Shareholders

Set forth in the table below is a list of our director nominees, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation
Christina Tan	70	Chief Executive Officer, MT Maritime Management (USA) LLC
Marit Lunde	56	Head of Group Insurance, Equinor ASA

___________

Christina Tan has served as a director of the Company since May 1, 2015 and is currently a member of the Audit and Nominating and Corporate Governance Committees. Ms. Tan has been the Chief Executive Officer of MT Maritime Management (USA) LLC since the beginning of 2020. Ms. Tan has been an officer with the MT Maritime Management Group (“MTM Group”) for over 30 years, performing in a variety of capacities, including finance and chartering, and was also a board member of Northern Shipping Funds from 2008 to 2015, at which point she remained as a member of the Limited Partnership Advisory Committee (LPAC). For eight years prior to joining MTM Group, Ms. Tan was Vice President of Finance & Trading for Socoil Corporation, a major Malaysian palm oil refiner and trading company. Ms. Tan earned a BA in Economics and Mathematics from Western State College of Colorado. We believe that Ms. Tan’s long-standing experience in the shipping industry and in maritime investments provide her with the qualifications and skills to serve as a member of the Board of Directors.

Marit Lunde has served as a director of the Company since November 2022 and has over thirty years of experience in the energy sector. Since 1990 she has held various positions at Equinor ASA (NYSE: EQNR, formerly Statoil and StatoilHydro) (“Equinor”) including in accounting, operations, trading, chartering and shipping, upstream projects and operations, health, safety and environment, and corporate risk management. She is currently the head of group insurance at Equinor and serves as the Chairman of the board of directors of Equinor's captive insurance company and is a member of the board of directors of Equinor's Pension Fund. Ms. Lunde graduated with honors from Heriot-Watt University in 1990 with a BA in Business Administration. We believe that her experience in the oil and gas and shipping industries provides her with the qualifications and skills to serve as a member of the Board of Directors.

The Board of Directors recommends you vote “FOR” each named nominee.

Directors Continuing in Office Until the 2024 Annual Meeting of Shareholders

Set forth in the table below is a list of our directors continuing in office until the 2024 annual meeting, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation
Ted Kalborg	72	Founder, Tufton Oceanic Group
Øivind Lorentzen	73	Managing Director, Northern Navigation, LLC
John C. Lycouris	73	Chief Executive Officer, Dorian LPG (USA) LLC

____________

Ted Kalborg has served as a director of the Company since December 12, 2014 and is currently a member of the Audit Committee and Compensation Committee. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has, effective immediately following the Annual Meeting, appointed Mr. Kalborg as the chairman of the Compensation Committee. Mr. Kalborg is the founder of the Tufton Group, a fund management group he founded in 1985 that specializes in the shipping and energy sectors. The group manages hedge funds and private equity funds. Mr. Kalborg’s primary focus has been corporate reorganizations. Mr. Kalborg holds a BA from Stockholm School of Economics and received an MBA from Harvard Business School. Mr. Kalborg’s diversified experience in the oil drilling, shipping, and investment industries, his specialty in maritime and transportation fund management, and his extensive background serving as director of several other companies equip him with the qualifications and skills to act as a member of the Board of Directors.

Øivind Lorentzen has served as a director of the Company since its inception in July 2013 and is currently the Chairman of the Audit Committee. Mr. Lorentzen is currently Managing Director of Northern Navigation, LLC. Mr. Lorentzen was Non-Executive Vice Chairman of SEACOR Holdings Inc. from early 2015 to April 2021, prior to which he was its Chief Executive Officer. From 1990 until September 2010, Mr. Lorentzen was President of Northern Navigation International, Ltd., an investment management and ship-owning company concentrating in specialized marine transportation and ship finance. From 1979 to 1990, Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and he served on its board of directors until December 2005. From 2001 to 2008, Mr. Lorentzen was Chairman of NFC Shipping Funds, a leading private equity fund in the maritime industry. Mr. Lorentzen is a director of the Global Maritime Forum, an international not-for-profit organization dedicated to promoting the potential of the global maritime industry. Mr. Lorentzen earned his undergraduate degree at Harvard College and his MBA from Harvard Business School. Mr. Lorentzen’s expertise in the maritime and shipping industries provides him with the important qualifications and skills to serve as a member of the Board of Directors.

John C. Lycouris serves as Chief Executive Officer of Dorian LPG (USA) LLC and is a director of the Dorian LPG Ltd. since its inception in July 2013. Previously, Mr. Lycouris was a Director and VP/Treasurer of Eagle Ocean, Inc. beginning in 1993 and of Eagle Ocean Transport, Inc. beginning in 2004, where he attended to pre- and post-delivery financings of newbuilding and second-hand vessels in the tanker, LPG, and dry bulk sectors, including execution of a multitude of sale and purchase contracts. Mr. Lycouris’ responsibilities also included operational and technical matters as well as investment strategy for a number of portfolios of foreign principals represented by the Companies. Before joining Eagle Ocean, Inc., Mr. Lycouris served as Director of Peninsular Maritime Ltd. a ship brokerage firm in London, UK, which he joined in 1974, and managed the Finance and Accounts departments. Mr. Lycouris holds a BS in Business Administration from Ithaca College and an MBA in Finance from Cornell University. Mr. Lycouris’ successful leadership and executive experience, along with his deep knowledge of the commercial, technical and operational aspects of shipping in general and LPG shipping in particular, provide him with the qualifications and skills to serve as a member of the Board of Directors.

Directors Continuing in Office Until the 2025 Annual Meeting of Shareholders

Set forth in the table below is a list of our directors continuing in office until the 2025 annual meeting, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation
John C. Hadjipateras	73	President and Chief Executive Officer of Dorian LPG Ltd.; President, Dorian LPG (USA) LLC
Malcolm McAvity	72	Retired Vice Chairman of Phibro LLC

____________

John C. Hadjipateras has served as Chairman of the Board and as our President and Chief Executive Officer and as President of Dorian LPG (USA) LLC since our inception in July 2013. Mr. Hadjipateras has been actively involved in the management of shipping companies since 1972. From 1972 to 1992, Mr. Hadjipateras was the Managing Director of Peninsular Maritime Ltd. in London and subsequently served as President of Eagle Ocean, which provides chartering, sale and purchase, protection and indemnity insurance and shipping finance services. Mr. Hadjipateras has served as a member of the boards of the Greek Shipping Co-operation Committee and of the Council of INTERTANKO, and has been a member of the Baltic Exchange since 1972 and of the American Bureau of Shipping since 2011. Mr. Hadjipateras also served on the Board of Advisors of the Faculty of Languages and Linguistics of Georgetown University and is a trustee of Kidscape, a leading U.K. charity organization. Mr. Hadjipateras was a director of SEACOR Holdings Inc., a global provider of marine transportation equipment and logistics services, from 2000 to 2013. In 1998, Mr. Hadjipateras was awarded The Golden Cross of The Order of the Phoenix by The Republic of Greece. We believe that Mr. Hadjipateras’ expertise in the maritime and shipping industries provides him with the qualifications and skills to serve as a member of the Board of Directors.

Malcolm McAvity has served as a director of the Company since January 2015 and is currently the Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has, effective immediately following the Annual Meeting, appointed Mr. McAvity to serve as the Board’s lead independent director. Mr. McAvity formerly served as Vice Chairman of Phibro LLC, one of the world’s leading international commodities trading firms, from 1986 through 2012. Mr. McAvity has held various positions trading crude oil and other commodities. Mr. McAvity earned a BA from Stanford University and an MBA from Harvard Business School. We believe that Mr. McAvity’s experience in commodities trading provides him with the qualifications and skills to serve as a member of the Board of Directors.

Executive Officers

John C. Hadjipateras, 73, has served as Chairman of the Board and as our President and Chief Executive Officer and as President of Dorian LPG (USA) LLC since our inception in July 2013. See “Proposal 1. Election of Directors— Directors Continuing in Office Until the 2025 Annual Meeting of Shareholders.”

John C. Lycouris, 73, has served as Chief Executive Officer of Dorian LPG (USA) LLC and a director of the Company since our inception in July 2013. See “Proposal 1. Election of Directors— Directors Continuing in Office Until the 2024 Annual Meeting of Shareholders.”

Theodore B. Young, 55, has served as our Chief Financial Officer, Treasurer and Principal Financial and Accounting Officer since July 2013, as Chief Financial Officer and Treasurer of Dorian LPG (USA) LLC since July 2013, and as head of corporate development for Eagle Ocean from 2011 to 2013. From 2004 to 2011, Mr. Young was a Senior Managing Director and member of the Investment Committee at Irving Place Capital (“IPC”), where he worked on investments in the industrial, transportation and business services sectors. Prior to joining IPC, Mr. Young was a principal at Harvest Partners, a New York-based middle market buyout firm, from 1997 to 2004. There, Mr. Young was active in industrial transactions and played a key role in the firm’s multinational investment strategy. Prior to his career in private equity, Mr. Young was an investment banker with Merrill Lynch & Co., Inc. and SBC Warburg Dillon Read and its predecessors in New York, Zurich, and London. Mr. Young holds an AB from Dartmouth College and an MBA from the Wharton School of the University of Pennsylvania with a major in accounting.

Tim T. Hansen, 54, has served as our Chief Commercial Officer since 2018. He joined the Company in 2014 as Chartering Manager and in 2015 became the Managing Director for the Helios LPG Pool London Office. In 2019 he joined the Helios Pool Board of Directors and has since 2020 served as Chairman of the Board. Mr. Hansen began his career at sea in 1985 with AP Moeller Maersk (“Maersk”) rising through the ranks in tankers, container and dry cargo vessels, ending his seagoing career as captain of various sized LPG carriers. Mr. Hansen was also a Lieutenant in the Royal Danish Navy from 1992 through 1993, where he served as Skipper on Vessel Traffic Services (“VTS”) vessels, performed various coast guard services, and worked as a VTS Operator at Green Belt Traffic Service. Mr. Hansen returned to Maersk in 1993, where he eventually came ashore in 1999 with responsibilities in several sectors including supercargo, operations, and chartering in the dry cargo segment, Maersk Line and was Senior Charterer in Broestroem. In 2002, Mr. Hansen began to focus on the LPG sector and from 2004 until Maersk's exit from the LPG sector in 2013 was Senior Charterer responsible for the daily employment of handy, mid-size and VLGC vessels.

Alexander C. Hadjipateras, 44, has served as Senior Executive Vice President Dorian LPG (USA) LLC and Managing Director Dorian LPG Management Corp. (Athens) since July 2022 and is the son of John Hadjipateras. He has previously held the role of Executive Vice President of Business Development. Mr. Hadjipateras' main areas of focus are commercial strategy, sale and purchase, and the management of the Company's operations in Athens, Greece. Since November 2016, Mr. Hadjipateras has served as a Director on the Members Committee of the UK P&I Club. Mr. Hadjipateras has worked closely with major energy companies to secure approval for future time charter and newbuilding business development opportunities. Prior to joining Dorian, Mr. Hadjipateras worked as a Business Development Manager at Avenue A / Razorfish, a leading digital consultancy and ad-agency based in San Francisco. Mr. Hadjipateras graduated from Georgetown University with a Bachelor of Arts in history and holds an EMBA from HEC Paris.

Board Meetings and Board Committee Information

Meetings

During the fiscal year ended March 31, 2023, the Board of Directors held a total of four meetings (including regularly scheduled and special meetings) and acted five times via unanimous written consent. In that fiscal year, all directors attended at least 75% of the aggregate number of meetings of the Board held during the period for which they were directors and the committees on which they served. Our directors are expected to attend our annual meeting of shareholders, with those directors unable to attend expected to notify the Chairman of the Board in advance. Four directors, then in office, attended our 2022 annual meeting of shareholders. From time to time, the Board may create special committees to address specific matters such as financial or corporate transactions.

Committees and Committee Charters

The Board of Directors has established the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may, in the future, establish such other committees as it determines from time to time. The charter of each of these committees is available on our website at http://www.dorianlpg.com/investor-center/corporate-governance/. You may also request printed copies of the charter(s) by sending a written request to our Corporate Secretary at the address set forth on the cover of this Proxy Statement.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), currently consists of Messrs. Lorentzen and Kalborg and Ms. Tan, with Mr. Lorentzen serving as its chairperson. The Audit Committee meets a minimum of four times a year, and periodically meets with the Company’s management, internal auditors and independent external auditors separately from the Board. During the fiscal year ended March 31, 2023, the Audit Committee held four meetings and acted once via unanimous written consent.

Under the Audit Committee charter, the Audit Committee assists the Board in overseeing the quality of the Company’s financial statements and its financial reporting practices. To that end, the Audit Committee has direct responsibility for the appointment, replacement, compensation, retention, termination and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report, to perform other audits and to perform review or attest services for us. The Audit Committee confers directly with the Company’s independent registered public accounting firm. The Audit Committee also assesses the outside auditors’ qualifications and independence. The Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee acts on behalf of the Board in reviewing the scope of the audit of the Company’s financial statements and results thereof. Our Chief Financial Officer has direct access to the Audit Committee. The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm. Based on this oversight, the Audit Committee advises the Board on the adequacy of the Company’s internal controls, accounting systems, financial reporting practices and the maintenance of the Company’s books and records. The Audit Committee is also responsible for determining whether any waiver of our Code of Ethics will be permitted and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter.

The Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Board has also determined that each member of the Audit Committee has sufficient knowledge and understanding of the Company’s financial statements to serve on the Audit Committee and is financially literate within the meaning of the NYSE listing standards as interpreted by the Board. The Board has further determined that Messrs. Lorentzen and Kalborg and Ms. Tan satisfy the definition of "audit committee financial expert" as defined under federal securities laws. See also Corporate Governance Matters—Director Independence.

Compensation Committee

The Compensation Committee currently consists of Messrs. Coleman, Kalborg and McAvity, with Mr. Coleman serving as its chairperson. The Compensation Committee meets as often as it deems necessary. During the fiscal year ended March 31, 2023, the Compensation Committee held one meeting and acted twice via unanimous written consent.

In view of Mr. Coleman electing to not stand for re-election at the Annual Meeting and not continuing as a director following the Annual Meeting, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has appointed Ms. Lunde to be a member of the Compensation Committee and Mr. Ted Kalborg to serve as chairman of the Compensation Committee, each effective immediately following the Annual Meeting.

Pursuant to its charter, the Compensation Committee determines the annual compensation of all executive officers of the Company, and reports its determinations to the Board. The scope of the Compensation Committee’s oversight includes all matters related to the compensation of our executive officers. The Compensation Committee is also charged in particular with reviewing and approving corporate goals relevant to the compensation of our Chief Executive Officer and Chief Financial Officer, evaluating both officers’ performance in light of those goals, and determining and approving both officers’ compensation based on the evaluation. The Compensation Committee also reviews and approves employment agreements, compensation involving family members, severance agreements, change of control agreements and other similar agreements relating to executive officers, and makes general recommendations to the Board on the Company’s compensation philosophy.

While the Compensation Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports regularly to the Board summarizing any significant issues considered by the Compensation Committee and any action it has taken. The Board may delegate other responsibilities and duties to the Compensation Committee from time to time, and the Compensation Committee may undertake other responsibilities as it deems appropriate for it to carry out its purpose under its charter.

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Compensation Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Compensation Committee.

The Board of Directors has determined that Messrs. Coleman, Kalborg and McAvity and Ms. Lunde meet the independence requirements of the NYSE listing standards, including the additional independence requirements applicable to the members of a compensation committee. The Board has specifically considered all factors relevant to determining whether any of Messrs. Coleman, Kalborg or McAvity or Ms. Lunde has a relationship to us which is material to his or her ability to be independent from management in connection with the duties of a Compensation Committee member.

Nominating and Corporate Governance Committee and Director Nominations

Role of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. McAvity and Coleman and Ms. Tan, with Mr. McAvity serving as its chairperson. The Nominating and Corporate Governance Committee meets as often as it deems necessary. During the fiscal year ended March 31, 2023, the Nominating and Corporate Governance Committee held one meeting and acted once via unanimous written consent.

Pursuant to its charter, the Nominating and Corporate Governance Committee assists the Board in reviewing and identifying individuals qualified to become Board members, as consistent with the criteria established by the Board for director candidates in the Company’s Corporate Governance Guidelines, and recommends to the Board nominees to fill vacancies on the Board. The Nominating and Corporate Governance Committee makes recommendations from time to time regarding the size of the Board. The Nominating and Corporate Governance Committee also periodically evaluates and makes recommendations regarding corporate governance guidelines (the “Corporate Governance Guidelines”). See “Corporate Governance Matters—Corporate Governance Guidelines.” Additionally, our Nominating and Corporate

Governance Committee monitors progress of Environmental, Social and Governance (“ESG”) efforts and together with management ensures integrity of reporting. The responsibilities and activities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee charter. The Board may assign other duties to the Nominating and Corporate Governance Committee from time to time as necessary.

The Board of Directors has determined that Messrs. Coleman and McAvity and Ms. Tan meet the independence requirements of the NYSE listing standards.

In view of Mr. Coleman electing to not stand for re-election at the Annual Meeting and not continuing as a director following the Annual Meeting, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has appointed Ms. Lunde to be a member of the Nominating and Corporate Governance Committee effective immediately following the Annual Meeting. The Board of Directors has determined that Ms. Lunde meets the independence requirements of the NYSE listing standards.

Director Nomination Process

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding candidates to be nominated for directorship positions through consideration of proposals from a number of sources, including shareholder proposals. When considering a person to be recommended for nomination as a director, the Nominating and Corporate Governance Committee assesses, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).

The Nominating and Corporate Governance Committee has no stated policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for re-election, the Nominating and Corporate Governance Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board.

The Nominating and Corporate Governance Committee welcomes the Company’s shareholders to nominate candidates for Board membership. The Committee will consider any such nominee in the same manner in which it evaluates other potential nominees, so long as the shareholder (i) submits a notice of nomination within the timeframe specified by Article III, Section 3 of the Company’s bylaws to the Chairperson of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902 and (ii) includes in its notice the required information specified by said section of the Company’s bylaws. Further information about the time frame for shareholder proposals can be found elsewhere in this Proxy Statement under “Shareholder Proposals.” A summary of the information that must appear in the notice is set forth below.

The written notice should contain the following information about the proposed nominee:

●the proposed nominee’s name, age, business address and residence address;
●the proposed nominee’s principal occupation or employment;
●the number of shares of capital stock of the Company owned beneficially or of record by the proposed nominee; and

●any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by rules and regulations applicable to the Company.

Further, the written notice should contain the following information about the shareholder making the recommendation:

●the shareholder’s name, record address and tax identification number;
●the number of shares of capital stock of the Company owned beneficially and of record by the shareholder;
●a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person (including their names) pursuant to which the shareholder is making the nomination;
●a representation that the shareholder intends to appear, in person or by proxy, at the annual meeting of shareholders to nominate the proposed nominee named in its notice; and
●any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by rules and regulations applicable to the Company.

Moreover, the shareholder’s notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Compensation Committee Interlocks and Insider Participation

During our last fiscal year, Messrs. Coleman, Kalborg and McAvity served on the Compensation Committee. Each of them is not, nor have any of them ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on the Board or our Compensation Committee.

As described above, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has appointed Ms. Lunde to be a member of the Compensation Committee, effective immediately following the Annual Meeting. Ms. Lunde is not, nor ever has been, an officer or employee of the Company or any of its subsidiaries and the Board has determined that Ms. Lunde meets the independence requirements of the NYSE listing standards.

Report of the Audit Committee

On behalf of the Board of Directors of Dorian LPG Ltd. (the “Company”), the Audit Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing its financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended March 31, 2023 and management’s assessment of internal control over financial reporting as of March 31, 2023.

The Audit Committee has also discussed with Deloitte Certified Public Accountants S.A. (“Deloitte”), the independent registered public accounting firm, the audited financial statements of the Company for the year ended March 31, 2023, and the other matters required to be discussed by the Auditing Standard 1301. The Audit Committee has also received the written disclosures in the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s independence and has discussed with Deloitte its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended March 31, 2023 be included in its annual report on Form 10-K for the fiscal year then ended. The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024, and has asked the shareholders to ratify the selection.

Øivind Lorentzen (Chairperson)

Ted Kalborg

Christina Tan

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Corporate Governance Matters

The NYSE requires that listed companies follow certain corporate governance rules relating to, among other things, the adoption and disclosure of corporate governance guidelines, director independence, and executive sessions of non-management and independent directors. We currently comply with the NYSE listing standards applicable to U.S. companies.

Corporate Governance Guidelines

The Board of has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors. Our Corporate Governance Guidelines also address, among other things, director compensation, the Board’s role in overseeing the compensation of the Chief Executive Officer, Board committee structures and assignments, and the Board’s access to management and independent advisors. A copy of our Corporate Governance Guidelines is available on our website at http://www.dorianlpg.com/investor-center/corporate-governance/. None of the information contained on the Company’s website is incorporated into or forms a part of this Proxy Statement. You may also request a printed copy of the guidelines free of charge by sending a written request to our Corporate Secretary at the address on the cover of this Proxy Statement.

Director Independence

The Board of Directors has determined that, as of the date hereof, each of the following members of the Board is an “independent director” as defined under the applicable NYSE standards, SEC rules and the Company’s Corporate Governance Guidelines: Messrs. Thomas J. Coleman, Ted Kalborg, Øivind Lorentzen, Malcolm McAvity, Ms. Christina Tan and Ms. Marit Lunde. Therefore, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines as well as NYSE listing standards, requiring that at least a majority of the Board consist of independent directors, and the Board will continue to satisfy these standards following the Annual Meeting. As required under the NYSE listing standards, in making its determinations, the Board of Directors has considered whether any director has a direct or indirect material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In addition, the Board considered a series of certain specific transactions, relationships and arrangements expressly enumerated in the NYSE independence definition. Specifically, a member of the Board of Directors may be considered independent if such member:

●	has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer);
●	does not have an immediate family member who is, or has been, employed by the Company as an executive officer within the last three years;
●	has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than for services as a member of the Board of Directors or compensation for prior service (including pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); provided that, compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test; provided further that, compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;
●	(A) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (B) does not have an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (C) does not have an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; and (D) is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on Company’s audit within such time;

●	is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, employed as an executive officer of a public company where any of the Company’s present executive officers at the same time serves or served as a member of such public company’s compensation committee; and
●	is not, and has not been within the last three years, an employee of a significant customer or supplier of the Company, including any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, and does not have an immediate family member who is, or has been within the last three years, an executive officer of such a significant customer or supplier; provided that contributions to not- for-profit organizations shall not be considered payments for purposes of this test.

After careful review of the categorical tests enumerated under the NYSE independence definition, the individual circumstances of each director with regard to each director’s business and personal activities and relationships as they may relate to us and our management, the Board has concluded that each of the aforementioned directors has no relationship with the Company that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Anti-Bribery and Corruption Policy

We have an Anti-Bribery and Corruption Policy which memorializes our commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of our business activities worldwide.

Code of Conduct and Ethics

We have adopted a Code of Ethics applicable to officers, directors and employees (the “Code of Ethics”), which fulfills applicable guidelines issued by the SEC. Our Code of Ethics and our Anti-Bribery and Corruption Policy can be found on our website at http://www.dorianlpg.com/investor-center/corporate-governance/. None of the information contained on the Company’s website is incorporated into or forms a part of this Proxy Statement. We will also provide a hard copy of our Code of Ethics and Anti-Bribery and Corruption Policy free of charge upon written request to Dorian LPG Ltd. c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including through posting on our website, as soon as practicable. We have granted no waivers to the Anti-Bribery and Corruption Policy since its inception. We granted no waivers under our Code of Ethics during the fiscal year ended March 31, 2023. We intend to post any amendments to and any waivers of our Code of Ethics on our website within four business days of such waiver being granted.

Business Relationships and Related Person Transactions Policy

We have policies and procedures in place regarding referral of related person transactions to our Audit Committee for consideration and approval. Compensation matters involving any related persons are reviewed and approved by our Compensation Committee. Our Chief Financial Officer, in consultation with our outside counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Under our policy, transactions that (i) involve directors, director nominees, executive officers, significant shareholders or other “related persons” in which the Company is or will be a participant and (ii) are of the type that must be disclosed under the SEC’s rules must be referred by the Chief Financial Officer, after consultation with our outside counsel, to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company. Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company’s common stock to promptly report to our Chief Financial Officer all proposed or existing transactions in which the Company and they, or any related person of theirs, are parties or participants. The Chief Financial Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Financial Officer or a related person of the Chief Financial Officer) is then required to furnish to the chairperson of the Audit Committee reports relating to any transaction that, in the Chief Financial Officer’s judgment with advice of outside counsel, may require reporting pursuant to the SEC’s rules or may otherwise be the type of transaction that should be brought to the attention of the Audit

Committee. The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question. In its review, the Audit Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant. Upon receipt of the Audit Committee’s recommendation, the Board of Directors or officers, excluding in all such instances the related party, take such action as deemed appropriate and necessary in light of their respective responsibilities under applicable laws and regulations.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.

At present, the Board of Directors has chosen to combine the positions of Chief Executive Officer and Chairman of the Board. John C. Hadjipateras currently acts as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that at this time, the interests of the Company and its shareholders are better served with one person serving in both roles and that the Chief Executive Officer is the person with the necessary experience and support of the other Board members to carry out the role of Chairman in an effective manner. The Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board should be separated or combined. The Board believes the current structure promotes a cohesive leadership structure and a unified direction for the Board and executive management, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for success or failure. Moreover, the Board believes that having our Chief Executive Officer serve as Chairman gives management a strong voice on the Board.

Executive Sessions of Independent Directors

As required pursuant to our Corporate Governance Guidelines, independent directors hold an executive session without non-independent directors or management at least twice a year. Our Corporate Governance Guidelines allow for an independent director to be selected to preside over each such executive session. If a presiding director is not chosen to preside at all executive sessions, then the responsibility will rotate quarterly among the chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees. As of the date of this Proxy Statement, Mr. Coleman serves as the lead independent director at all executive sessions. Effective immediately following the Annual Meeting, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has appointed Mr. McAvity to serve as the lead independent director at all executive sessions. For the fiscal year ended March 31, 2023, the Board held four executive sessions without non-independent directors or management present.

Communications with the Board

A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to the Board of Directors. Such communications may be addressed to: Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902. Mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the lead independent director, who is, as of the date of this Proxy Statement, Mr. Thomas J. Coleman, and, following the Annual Meeting, will be Mr. McAvity. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

The Corporate Secretary of our Company is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director. If, upon opening any correspondence, the Corporate Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board’s functions, including magazines, solicitations or advertisements, the contents may be discarded.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman of the Board by letter to the above address, marked for the attention of the Chairman of the Board. Any written communication regarding accounting, internal accounting controls or other financial matters is processed in accordance with procedures adopted by the Audit Committee.

The Board’s Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Risk management is primarily the responsibility of the Company’s management. However, the Board believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting and the Company’s compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance programs, including the Code of Ethics. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

The Company’s ESG strategies, risks and initiatives are overseen by the Board of Directors, which includes independent members and experts in shipping and compliance matters. The Nominating and Corporate Governance Committee monitors progress of ESG efforts and together with management ensures integrity of reporting. The Company’s executive leadership team, led by its Chief Executive Officer, President and Chairman of the Board of Directors, Mr. John C. Hadjipateras, formulates ESG strategies and drives initiatives, while the members of management set targets, assesses risks, develops policies and procedures and executes the ESG efforts. For more information, including with respect to some of the ESG initiatives that the Company has undertaken, please see the section entitled “Our Environmental, Social and Governance Efforts” in our Annual Report.

Our Environmental, Social and Governance Efforts

As one of the leaders in the international transportation of LPG, we are committed to delivering cleaner-burning energy in a safe, reliable and environmentally efficient manner. LPG is a clean, efficient and readily available source of energy, with positive benefits to the environment relative to other fuels. While extending the economic and social benefits of delivering LPG to consumers across the globe, we recognize that the shipping industry is heavily dependent on the burning of fossil fuels, contributing to the warming of the world’s climate system. In providing our services, we are committed to reducing our carbon footprint and greenhouse gas emissions. We welcome and support efforts to increase transparency and to promote investors’ understanding of how we and our industry peers are addressing the climate change-related risks and opportunities. We have disclosed certain environmental, social and governance (ESG)-related information on our website, including our first ESG Report, aligned with the Sustainability Accounting Standards Board (SASB) Marine Transportation standard, additionally taking into account recommendations provided by the Taskforce on Climate-Related Financial Disclosures (TCFD). The report includes information on how we monitor, manage and perform on material ESG issues in the face of increasing expectations and regulations.

Dorian’s ESG strategies, risks and initiatives are overseen by the Board of Directors, which includes independent members and experts in shipping and compliance matters. Our Nominating and Corporate Governance Committee monitors progress of ESG efforts and together with management ensures integrity of reporting. The Company’s executive leadership team, led by our Chief Executive Officer, President and Chairman of the Board of Directors, Mr. John C. Hadjipateras, formulates ESG strategies and drives initiatives, while the members of our management set targets, assesses risks, develops policies and procedures and executes the ESG efforts. Some of the ESG initiatives that we have undertaken include:

●	operating newer, more technologically advanced ECO vessels, with very low revolutions per minute, long-stroke, electronically controlled engines, larger propellers, advanced hull design, and low friction paint, resulting in enhanced the energy efficiency and reduced greenhouse gas emissions on a ton-mile basis, including the vessels in our existing fleet and our newbuilding dual-fuel VLGC that was delivered from Kawasaki Heavy Industries in March 2023 and our three time-chartered in vessels delivered February, March and July of 2023;
●	fitting vessels with exhaust gas cleaning systems, scrubbers, to reduce sulfur emissions to, among other things, comply with the IMO’s new fuel regulations which went into effect in January 2020;

●	joining the Getting to Zero Coalition, a global alliance of more than 140 companies committed to the decarbonization of deepsea shipping in line with the IMO greenhouse gas emissions reduction strategy;
●	creating teams and a formal reporting structure for the evaluation and potential implementation of new energy saving technologies such as batteries, hull friction reducing technologies, and a range of other applications;
●	implementing and utilizing internal and third-party data collection and analysis software, which allows data to be gathered from our vessels for use in performance optimization, with the aim of reducing our fuel consumption, and carbon dioxide and greenhouse gas emissions;
●	including a sustainability-linked pricing mechanism in our 2022 Debt Facility (as defined below) and providing relevant carbon emissions data for the vessels in our fleet that are owned or technically managed pursuant to a bareboat charter to our lenders in connection with the Poseidon Principles, which establish a framework for assessing and disclosing the climate alignment of ship finance portfolios with the IMO’s target to reduce shipping's total annual greenhouse gas emissions by at least 50% by 2050;
●	becoming a signatory to the Neptune Declaration on Seafarer Wellbeing and Crew Change, in a worldwide call to action to end the unprecedented crew change crisis caused by COVID-19;
●	establishing risk management and internal control policies and systems to manage risk and ensure compliance with all applicable international and local laws; and
●	establishing compliance programs to meet or exceed, when possible and appropriate, all applicable rules and regulations governing the maritime industry, including the items described in the “Environmental and Other Regulation in the Shipping Industry” section in our Annual Report.

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of July 24, 2023, unless otherwise indicated below, by (i) each person, group or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, shares of common stock issuable pursuant to options exercisable within 60 days (including out of the money options) are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 40,392,282 shares of the Company’s common stock outstanding as of July 24, 2023, and excludes any treasury stock.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(2)
5% Shareholders
Blackrock, Inc.(3)	5,397,027	13.4%
Dimensional Fund Advisors LP(4)	2,899,421	7.2%

Directors and Executive Officers
John C. Hadjipateras(5)	5,383,609	13.3%
Thomas J. Coleman(6)	347,786	*
John C. Lycouris(7)	316,328	*
Tim Hansen(8)	156,533	*
Christina Tan	100,107	*
Theodore B. Young	87,805	*
Øivind Lorentzen	67,159	*
Alexander C. Hadjipateras	66,526	*
Ted Kalborg	64,272	*
Malcolm McAvity	49,786	*
Marit Lunde	-	*
All directors and executive officers as a group (11 persons)(9)	6,439,911	15.9%

__________________

*	The percentage of shares beneficially owned by such director or executive officer does not exceed one percent of the outstanding shares of common stock.

(1)	Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. Beneficial ownership described in the table above has been obtained by the Company only from public filings and information provided to the Company by the listed shareholders for inclusion herein. Beneficial ownership is required to be determined by the shareholder in accordance with the rules under the Exchange Act and consists of either or both voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Percentages based on a total of 40,392,282 shares of common stock outstanding July 24, 2023.

(3)	According to a filing made with the Commission on January 26, 2023, Blackrock Inc. possesses sole voting power over 5,299,304 and sole dispositive power over 5,397,027 common shares. Blackrock may have made additional transactions in our common shares since its most recent filing with the Commission. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Blackrock.

(4)	According to a filing made with the Commission on February 10, 2023, Dimensional Fund Advisors LP possesses sole voting power over 2,848,773 shares and sole dispositive power over 2,899,421 shares. According to the filing, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the securities held by the Funds. However, all shares are owned by the Funds. The Funds have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5%

of the class of securities. According to the filing, the principal business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional may have made additional transactions in our common shares since its most recent filing with the Commission. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Dimensional.

(5)	Mr. Hadjipateras possesses sole voting power over 1,861,837 shares, shared voting power over 3,521,772 shares, sole dispositive power over 1,861,837 shares and shared dispositive power over 33,914 shares. Specifically, Mr. Hadjipateras may be deemed to beneficially own (i) 1,861,837 shares over which he has sole voting and dispositive power; (ii) 126,000 shares through Mr. Hadjipateras’ spouse, 8,250 shares through Mr. Hadjipateras’ children, and 25,664 through the LMG Trust (Mr. Hadjipateras and his wife are trustees of the LMG Trust and the beneficiary of the LMG Trust is one of their children), pursuant to which Mr. Hadjipateras may be deemed to share the power to vote and dispose of such shares; and (iii) 3,487,858 shares by virtue of a revocable proxy granted to John C. Hadjipateras by each of Mark C. Hadjipateras, Angeliki C. Hadjipateras, Aikaterini C. Hadjipateras, Konstantinos Markakis, Scott M. Sambur, as Trustee of the Kyveli Trust, George J. Dambassis, Egean Financiera Corporation, Maria Xilas and Panagiotis Xilas, pursuant to which Mr. Hadjipateras may be deemed to share the power to vote such shares. Mr. Hadjipateras disclaims beneficial ownership of the reported Dorian shares, and the proceeds thereof, except to the extent of any pecuniary interest therein.

(6)	According to filings made with the Commission, Mr. Coleman beneficially owns 49,786 Dorian common shares. According to filings made with the Commission, Mr. Coleman serves as one of two co-Presidents of Kensico Capital Management Corp. (“KCM”) and thus may be deemed to beneficially own the entire number of securities of the Company held by the Investment Funds of KCM totaling 298,000 shares; however, he disclaims beneficial ownership of any securities, and proceeds thereof, except to the extent of his pecuniary interest therein.

(7)	Mr. Lycouris beneficially owns 116,328 common shares. Mr. Lycouris may also be deemed to indirectly beneficially own 200,000 common of our common shares through the Kyveli Trust, of which Mr. Lycouris and other members of his family are beneficiaries. Mr. Lycouris disclaims all beneficial ownership of the common shares beneficially owned by the Kyveli Trust except to the extent of his pecuniary interest therein.

(8)	Does not include 30,333 restricted stock units that are subject to vesting.

(9)	To avoid double counting: the 200,000 common shares that may be deemed to be indirectly beneficially owned by Mr. Lycouris through the Kyveli Trust and Mr. Hadjipateras by virtue of a revocable proxy (see Notes 6 and 8 above) are included only once in the total.

Proposal 2 To Ratify the Selection of Deloitte Certified Public Accountants S.A. as the Company’s Independent Registered Public Accounting Firm for the Year Ending March 31, 2024

The Audit Committee has appointed Deloitte Certified Public Accountants S.A. (“Deloitte”) as our independent registered public accounting firm for the year ending March 31, 2024. We have been advised by Deloitte that it is an independent registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), and complies with the auditing, quality control and independence standards and rules of the PCAOB.

We expect that representatives of Deloitte will not be present at the Annual Meeting, but will be available by phone to respond to questions and will have the opportunity to make a statement if they desire.

While the Audit Committee retains Deloitte as our independent registered public accounting firm, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification upon the recommendation to do so by the Audit Committee.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. If the selection of Deloitte is not ratified by the shareholders, the Audit Committee will reconsider the matter. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests. All services rendered by the independent auditors are subject to review by the Audit Committee.

Audit Fees

The following table presents fees for professional services rendered by Deloitte for the years ended March 31, 2023 and 2022. Deloitte did not bill us for other services during those periods.

	2023	2022
Audit fees(1)	$490,642	$481,200
All other fees(2)	3,828	-
Total	$494,470	$481,200

(1)	Audit fees consist of aggregate fees for professional services, including out-of-pocket expenses, provided in connection with services rendered for the integrated audits of our consolidated financial statements, reviews of interim financial statements included in filings with the Commission, services performed in connection with our registration statement on Form S-3 filed with the Commission in during the year ended March 31, 2023, and other audit services required for SEC or other regulatory filings and related comfort letters, consents and assistance with and review of documents filed with the Commission. As the above amounts are billed in Euros and presented in US Dollars, year over year comparisons may not be meaningful.

(2)	All other fees consist of a subscription for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter sets forth our policy regarding retention of the independent auditors, giving the Audit Committee responsibility for the appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors. As part of this responsibility, our Audit Committee pre-approves the audit and non-audit services performed by our independent auditors in order to assure that they do not impair the auditor’s independence from the Company. The Audit Committee has adopted a policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved.

There were no non-audit services provided by our independent registered public accounting firm during the fiscal year ended March 31, 2023.

The Board of Directors recommends that you vote “FOR” approval of Deloitte Certified Public Accountants S.A. as our independent registered public accounting firm for the year ending March 31, 2024.

Proposal 3 Advisory Vote to Approve the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, the Board of Directors is providing shareholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement (commonly referred to as “say-on-pay”). This say-on-pay proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on us, the Board of Directors or the Compensation Committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the Board of Directors and the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses our compensation policies and procedures, including our compensation philosophy, and to refer to the related compensation tables and accompanying disclosures. Our executive compensation programs play a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and deliver strategic and financial results. We have designed our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals. We are also committed to containing the cost of the executive compensation programs to a level the Compensation Committee believes is reasonable and appropriate. We believe our executive compensation programs are structured in the best manner possible to support us and our business objectives.

Accordingly, the Board of Directors is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, the compensation tables and the accompanying narrative disclosures in this Proxy Statement.”

The Board of Directors recommends that you vote “FOR” the approval, on an advisory, non-binding basis, of the resolution set forth above and the compensation of our named executive officers, as disclosed in this Proxy Statement.

Director Compensation

We pay each non-executive director annual compensation of $100,000 (100% as an equity award in a form determined by our Compensation Committee), paid annually in arrears. The chairman of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee each receive additional annual equity compensation of $15,000. Further, any director serving on a committee of the Board, other than a chairman of a committee, receives additional annual equity compensation of $10,000 per committee.

Each director is also reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director will be fully indemnified by us for actions associated with being a director to the extent permitted under Marshall Islands law. Further, none of the members of the Board of directors will receive any benefits upon termination of their directorship positions. Our directors are eligible to receive awards under an equity incentive plan that we adopted prior to the completion of our initial public offering and which is described below under “2014 Equity Incentive Plan.” Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board. Our Corporate Governance Guidelines provide that director compensation should be fair and equitable to enable the Company to attract qualified members to serve on its Board.

The following table provides certain information concerning the compensation earned by each of our non-employee directors serving on the Board for the year ended March 31, 2023, for services rendered in all capacities:

Name	Fees earned or paid in cash (1)	Restricted Stock Awards and Restricted Stock Units(2)	Total
Thomas J. Coleman	$-	$142,930	$142,930
Ted Kalborg	$-	$137,227	$137,227
Øivind Lorentzen	$-	$131,504	$131,504
Malcolm McAvity	$-	$142,930	$142,930
Christina Tan	$-	$137,227	$137,227
Marit Lunde(3)	$-	$-	$-

____________________

(1)	Represents cash compensation earned for services rendered as a director for the fiscal year ended March 31, 2023.
(2)

Represents equity compensation for services rendered as a director for the fiscal year ended March 31, 2023. The value of each stock award equals the grant date fair value of $19.94 per share on March 31, 2023.

(3)	Ms. Lunde will be granted a prorated amount of shares based on her services rendered as a director from November 26, 2022 through March 31, 2023 at a date to be determined.

Executive Compensation

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation program for our executive officers in the fiscal year ended March 31, 2023 (“Fiscal Year 2023”). It describes our compensation philosophy; the objectives of the executive compensation program in Fiscal Year 2023; the elements of the compensation program; and how each element fits into our overall compensation philosophy. Certain information with respect to the compensation program for our executive officers in the fiscal year ended March 31, 2022 (“Fiscal Year 2022”) and in the fiscal year ending March 31, 2024 (“Fiscal Year 2024”) has also been included where the Compensation Committee deemed that such information may be helpful to give context to the disclosure herein.

Our named executive officers (or “NEOs”), consisting of our principal executive officer (“PEO”), principal financial officer (“PFO”), and our three most highly compensated executive officers other than our PEO and PFO for Fiscal Year 2023 are:

●	John C. Hadjipateras, President, Chief Executive Officer, and Chairman of the Board of Directors;
●	Theodore B. Young, Chief Financial Officer;
●	John C. Lycouris, Chief Executive Officer of Dorian LPG (USA) LLC and Director on the Board of Directors;
●	Tim T. Hansen, Chief Commercial Officer; and
●	Alexander C. Hadjipateras, Senior Executive Vice President of Dorian LPG (USA) LLC and Managing Director of Dorian LPG Management Corp.

Highlights for Fiscal Year 2023

◾	Revenues of $389.7 million.

◾	TCE(1) per operating day rate for our fleet of $50,462.

◾	Net income of $172.4 million, or $4.29 EPS, and adjusted net income(1) of $169.7 million, or $4.22 adjusted EPS(1).

◾	Adjusted EBITDA(1) of $271.4 million.

◾	Declared and paid four irregular dividends totaling $221.4 million, generating a total shareholder return of 87.6% for the period.
◾	Entered into a $260.0 million debt financing facility including a $20.0 million undrawn revolver (the “2022 Debt Facility”) to refinance indebtedness under the 2015 AR Facility, Concorde Japanese Financing, and Corvette Japanese Financing.
◾	Completed the refinancing of Cougar resulting in cash proceeds of $29.9 million, net of $20.0 million to prepay a portion of then outstanding principal.
◾	Took delivery of Captain Markos, a dual fuel 84,000 CBM VLGC, under a 13-year Japanese financing arrangement.
◾	Chartered in three 2023 built dual fuel, Panamax beam VLGCs with charter extension and purchase options.

(1)

TCE, adjusted net income, adjusted EPS and adjusted EBITDA are non-GAAP measures. Refer to the reconciliation of revenues to TCE, net income to adjusted net income, EPS to adjusted EPS and net income to adjusted EBITDA included in Appendix A.

Compensation Philosophy and Objectives

Our compensation philosophy is designed to establish and maintain an executive compensation program that attracts, retains, and rewards talented executives who possess the skills necessary to help the Company achieve its strategic objectives. We believe that the compensation program should (i) align the interests of executives with those of stockholders in achieving and sustaining increases in stockholder value over the short and long-term, (ii) encourage and reward achievement of our annual and longer-term performance objectives, (iii) promote the long-term success of the Company through an appropriate balance of current and long-term compensation opportunities, (iv) differentiate pay based on individual and Company performance, (v) provide competitive compensation relative to the market and (vi) balance incentives for risk management.

As a result, we endeavor to pay competitive total compensation that is guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the unique qualifications of the individual executive. Historically, in light of the cyclical nature of the shipping industry and the volatile and unpredictable markets in which we operate, we have not established specific performance targets for incentive compensation to our NEOs. We apply judgment and reasonable discretion in making compensation decisions to avoid relying on a formulaic program, taking into account both what has been accomplished and how it has been accomplished in light of the existing commercial environment.

Our goal is to maintain an executive compensation program that is competitive, based on the principles of pay-for-performance, and that follows best practices in executive compensation and corporate governance. To this end, the Compensation Committee routinely evaluates its practices and programs with respect to executive compensation to identify opportunities for improvement.

Key factors affecting the compensation decisions for the NEOs included key financial and statistical measurements, the design and implementation by the NEOs of (i) strategic objectives for us, such as the design and implementation of our commercial strategy, including health and safety initiatives and retrofitting of our vessels with scrubbers; as well as the achievement of our operational goals or goals in a particular area of responsibility for the respective NEOs, such as operations or chartering, (ii) a finance strategy for us, including obtaining or renegotiating financing on favorable terms in a difficult market environment, and (iii) continuing our commitment to our ESG goals including carbon reduction, sustainability, and transparency. In addition, we do not provide for excise tax gross-ups, supplemental executive retirement plans and for the Fiscal Year 2023, as a general matter, we did not provide perquisites for our executive officers. While the Compensation Committee may deem it appropriate to provide perquisites for its executive officers in the future, it has no current intention to do so.

Roles in Setting Executive Compensation

Role of the Compensation Committee

For Fiscal Year 2023, the Compensation Committee consisted of three members of the Board, each of whom qualified as “independent” under the NYSE listing standards and applicable independence standards under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). In view of the importance that independence plays in executive compensation, the Compensation Committee and the other independent directors regularly meet in executive session, without any members of management present.

The primary role of the Compensation Committee is to establish the Company’s compensation philosophy and strategy and to ensure that the Company’s executives are compensated in a manner consistent with the articulated philosophy and strategy. The Compensation Committee takes many factors into account when making compensation decisions with respect to the NEOs and other senior executives, including:

●	Our overall performance;
●	Individual performance, tenure, experience, and long-term potential;
●	Internal pay equity among the senior leadership team; and
●	External, publicly available market data on competitive compensation levels and practices.

Role of the CEO in Setting CEO and Other Executives’ Compensation

All decisions relating to the compensation of Mr. J. Hadjipateras, our Chairman of the Board of Directors and Chief Executive Officer (our “CEO”), are made by the Compensation Committee without him or other members of management present. In making determinations regarding compensation for Dorian’s other NEOs and other selected senior executives, the Compensation Committee considers the recommendations of our CEO (for all executives other than himself).

Our CEO makes recommendations to the Compensation Committee with respect to salary, short-term incentive (bonus), and long-term incentive awards for all executive officers other than himself. He develops those recommendations based on competitive market information, our compensation strategy, his assessment of individual performance, the scope of responsibilities, experience level, time in position, and long-term potential of the particular executive. Our CEO’s recommendations are subject to review, modification, and ultimately approval of the Compensation Committee or, when sufficiently material, the full Board. All Fiscal Year 2023 compensation decisions reported herein (including base salaries, annual and long-term compensation) were made by the Compensation Committee.

Role of Outside Advisors

The Compensation Committee has the authority to engage independent advisors to assist in carrying out its duties. In April 2023, the Compensation Committee engaged Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on executive and director compensation arrangements and related governance matters. Additionally, Steven Hall has assisted management in the preparation of this CD&A.

Compensation Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed the relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, and determined that the work of Steven Hall did not raise any conflict of interest in Fiscal Year 2023.

Fiscal Year 2023 Peer Group

The Compensation Committee examines the executive compensation of a group of peer companies to stay current with market pay practices and trends, and to understand the competitiveness of our total compensation and its various elements. In general, we strive for total compensation to be competitive with a group of companies that the Compensation Committee believes to be an appropriate compensation reference group (the “Peer Group”). The Compensation Committee reviews the Peer Group at least annually to affirm that it is comprised of companies that are similar to us in terms of industry focus and scope of operations, size (based on revenues and market capitalization), and the competitive marketplace for talent. While the Compensation Committee believes the data derived from any peer group is helpful, it also recognizes that benchmarking is not necessarily definitive in every case.

Most of our direct business competitors are foreign companies that are not required to disclose compensation information for their executive officers on an individual basis and detailed compensation data is, therefore, limited or unavailable. The Peer Group is limited to those companies for which executive compensation data is publicly available, which necessarily eliminates many of the Company’s competitors that are privately held and/or incorporated in jurisdictions that do not require public disclosure of executive compensation. Thus, while the Compensation Committee uses the Peer Group information for informational and analytical purposes, it does not target a specific percentile or make compensation decisions based solely on such information. The Company reviews the Peer Group information in the context of other publicly-available survey data, and alongside annual assessments of corporate and individual performance to make recommendations and decisions on the compensation applicable to the Company’s NEOs.

The Peer Group for Fiscal Year 2023 consisted of the following six publicly-traded international and domestic shipping companies:

Eagle Bulk Shipping	Overseas Shipholding Group, Inc.
Genco Shipping & Trading Ltd.	SEACOR Marine Holdings Inc.
International Seaways, Inc.	Tidewater, Inc.

Elements of the Fiscal Year 2023 Executive Officer Compensation Program

The Compensation Committee reviews each element of compensation annually to ensure alignment with its compensation philosophy and objectives, as well as to assess its executive compensation program and levels relative to the competitive marketplace. The executive compensation program consists of the following:

●	Base salary;
●	Annual bonus;
●	Long-term incentive compensation;
●	Retirement benefits generally available to all employees; and
●	Welfare and similar benefits (e.g., medical, dental, disability and life insurance).

Base Salary

We use salary to compensate our NEOs for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each NEO.

The Compensation Committee reviews the base salaries of the NEOs and compares them to the salaries of senior management among the Peer Group companies. Using this information in conjunction with review of other elements of compensation, the Compensation Committee aims to determine whether the NEO salaries are at levels sufficient to attract, motivate and retain these NEOs in leading the Company and driving stockholder value.

Annual adjustments in base salary, if any, consider individual performance, prior experience, position duties and responsibilities, internal equity and external market practices. The Compensation Committee generally relies on the CEO’s evaluation of each NEO’s performance (other than his own) in deciding whether to recommend and/or approve merit increases for any NEOs in a given year. In those instances where the duties and responsibilities of a NEO change, the CEO may recommend any adjustments believed to be warranted, and the Compensation Committee will consider all of the factors enumerated above in determining whether to approve any such changes.

For Fiscal Year 2023, the Compensation Committee reviewed the total compensation and salaries of our NEOs, Messrs. J. Hadjipateras, Lycouris, Young, Hansen and A. Hadjipateras, taking into consideration market conditions, the recommendations of our Chief Executive Officer (for all executives other than himself), and the desire to retain our experienced, skilled, and knowledgeable NEOs who are essential to leading the Company and driving stockholder value, in keeping with our compensation philosophy. Following its review and using the factors described above, our Compensation Committee determined that the annual salary levels for each of Messrs. J. Hadjipateras, Lycouris, Young, Hansen and A. Hadjipateras would be adjusted to recognize marketplace levels.

The following table summarizes Fiscal Year 2023 base salaries for our NEOs.

Name	Fiscal Year 2023 Salary
John C. Hadjipateras	$650,000
John C. Lycouris	$550,000
Theodore B. Young	$550,000
Tim T. Hansen(1)	$530,250
Alexander C. Hadjipateras	$370,000
(1)	Converted from Danish Krones to U.S. Dollars Based on a conversion rate of 1 DKK = 0.1414 USD, which was the conversion rate applicable as of June 10, 2022, when Mr. Tim T. Hansen’s base salary would have increased from $480,760 to $530,250.

Named Executive Officer Base Salary Increases for Fiscal Year 2024

On July 5, 2023, the Compensation Committee approved the following with respect to annual base salaries for the following named executive officers, effective April 1, 2023: (i) a base salary increase for Tim T. Hansen from DKK 3,750,000 to DKK 3,900,000 and (ii) the base salaries would not be changed for the other named executive officers, which would remain at $650,000 for John C. Hadjipateras, $550,000 for Theodore B. Young, $550,000 for John C. Lycouris and $370,000 for Alexander C. Hadjipateras.

The following table summarizes Fiscal Year 2024 base salaries for our NEOs.

Name	Fiscal Year 2024 Salary
John C. Hadjipateras	$650,000
John C. Lycouris	$550,000
Theodore B. Young	$550,000
Tim T. Hansen(1)	$585,000
Alexander C. Hadjipateras	$370,000
(1)	Based on a conversion rate of 1 DKK = 0.15 USD, which was the conversion rate used for purposes of the Committee’s approval of the applicable compensation item, Mr. Tim T. Hansen’s base salary increased from $562,500 to $585,000.

Annual Bonus

Our NEOs are eligible for cash incentives based on annual performance. We use these annual incentive opportunities to reward and drive initiatives as well as short-term achievements and milestones towards meeting the Company’s long-term goals. For Fiscal Year 2022 and Fiscal Year 2023, our NEOs each received discretionary cash bonuses (including a $3,000 holiday bonus). Factors reviewed in determining bonus amounts include: safety measures such as time lost to injuries and the number and frequency or reportable incidents; operating expense per day; chartering performance; EBITDA; and overall evaluation of individual performance.

The cash bonus amounts in recognition of the NEOs’ contributions to the Company for Fiscal Year 2022 and paid in Fiscal Year 2023 are detailed in the table below:

Name	Cash Bonus Awarded(1)
John C. Hadjipateras	$900,000
John C. Lycouris	$350,000
Theodore B. Young	$300,000
Tim T. Hansen	$315,100	(2)
Alexander C. Hadjipateras	$250,000

(1)	In recognition of the officers’ contributions to the Company for FY 2022.
(2)	Converted from Danish Kroner to U.S. Dollars at a rate of 1 DKK = 0.14 USD.

The cash bonus amounts in recognition of the officers' contributions to the Company for Fiscal Year 2023 (which amounts were approved by the Compensation Committee on July 5, 2023 and will be accounted for and recognized by the Company in connection with Fiscal Year 2024) are detailed in the table below:

Name	Cash Bonus Awarded(1)
John C. Hadjipateras	$1,000,000
John C. Lycouris	$350,000
Theodore B. Young	$550,000
Tim T. Hansen	$487,500	(2)
Alexander C. Hadjipateras	$300,000
(1)	In recognition of the officers’ contributions to the Company for FY 2023.
(2)	Based on a conversion rate of 1 DKK = 0.15 USD, which was the conversion rate used for purposes of the Committee’s approval of the applicable compensation item, Mr. Tim T. Hansen’s discretionary cash bonus payment is $487,500.

Equity-Based Compensation

Our equity-based compensation program is intended to align the interests of our executives with those of our stockholders, and to help reduce the possibility of making excessively risky decisions that could maximize short-term profits at the expense of long-term value, thereby establishing a direct relationship between executive compensation, long-term operating performance, and sustained increases in stockholder value.

To determine the size of annual equity grants, as described above, our Compensation Committee generally considers the executives’ prior performance, their role and responsibility, and their ability to influence the Company’s long-term growth and business performance, including the recommendations of our Chief Executive Officer (except with respect to his own equity award). Our Compensation Committee also considers Peer Group information, as applicable.

The Compensation Committee believes restricted stock serves as a retention and motivation tool for executives in the volatile shipping industry. On June 10, 2022, the Compensation Committee approved the following long-term equity awards for our NEOs in the form of time-based restricted stock in recognition of the officers' contributions to the Company for the fiscal year ended March 31, 2022: Messrs. J. Hadjipateras, Lycouris, Young, and A. Hadjipateras received 72,500, 30,000, 33,000 and 30,000 shares of restricted stock on August 5, 2022, and Mr. Hansen received 33,000 restricted stock units on October 14, 2022. The restricted stock awards vest ratably and in three equal installments commencing with, and on the subsequent anniversaries of, August 5, 2022 (the "Grant Date"). The restricted stock units vest one-third on October 14, 2022, one-third on August 5, 2023, and one-third on August 5, 2024. Notwithstanding the foregoing, the restricted stock awards granted to Messrs. J. Hadjipateras, Lycouris and Young that are eligible to vest on August 5, 2024 (the "Scheduled Vesting Date") will vest when and only if the volume weighted average price of the Company's common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the Grant Date equals or exceeds, 95% of the book value of a Company share, which will be determined as of the first business day of the fiscal quarter immediately preceding the Scheduled Vesting Date.

		Restricted Stock Awards and Restricted Stock Units
Name	Grant Date	Number of shares or units of stock granted(1)	Grant date fair value of shares or units of stock(2)
John C. Hadjipateras	8/5/2022	72,500	$1,023,220
John C. Lycouris	8/5/2022	30,000	$423,400
Theodore B. Young	8/5/2022	33,000	$465,740
Tim T. Hansen	10/14/2022	33,000	$493,680
Alexander C. Hadjipateras	8/5/2022	30,000	$471,000
(1)	In recognition of the officers’ contributions to the Company for FY 2022.

(2)	The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

(3)	On July 5, 2023, the Compensation Committee approved the following long-term equity awards for our NEOs in the form of time-based restricted stock in recognition of the officers' contributions to the Company for Fiscal Year 2023. John C. Hadjipateras, John C. Lycouris, Theodore B. Young, Tim T. Hansen and Alexander C. Hadjipateras in the amounts of 72,500 restricted shares, 30,000 restricted shares, 33,000 restricted shares, 25,000 restricted stock units and 30,000 restricted shares, respectively. The restricted shares and restricted units shall vest ratably and in three equal installments (other than with respect to the restricted shares awarded to Mr. Lycouris, which shall vest in two equal installments) commencing on August 5, 2023 (the “Grant Date”) and on subsequent anniversaries of the Grant Date. Notwithstanding the foregoing, the restricted shares to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris and Mr. Theodore B. Young that are eligible to vest on August 5, 2025 (and on August 5, 2024 in respect of Mr. John C. Lycouris) shall vest subject to a revised vesting formula to be determined by the Committee.

For a discussion of certain applicable vesting requirements in respect of awards granted under the 2014 Equity Incentive Plan (defined below), please see the sections entitled “2014 Executive Severance and Change in Control Severance Plan” and “2014 Equity Incentive Plan.”

Employment Agreements with the NEOs

None of our NEOs, with the exception of Mr. Hansen and Mr. Alexander C. Hadjipateras, are subject to an employment agreement with us or our subsidiaries.

Mr. Hansen has an employment agreement that entitles him to receive certain benefits and payments if his employment terminates in specified separation scenarios. These arrangements are described under the section entitled “2014 Executive Severance and Change in Control Severance Plan.”

On June 30, 2023, Mr. Alexander C. Hadjipateras and Dorian LPG Management Corp., (“DORMACO”) an indirect wholly-owned subsidiary of the Company, entered into the Employment Agreement of indefinite duration which sets forth the terms of Mr. Alexander C. Hadjipateras’ continued employment as Managing Director of DORMACO. The Employment Agreement provides that DORMACO may, at its discretion, request Mr. Alexander C. Hadjipateras act as a director and/or officer of DORMACO or any affiliated company inclusive of Dorian LPG (USA) LLC and the Company.

Under the Employment Agreement. Mr. Alexander C. Hadjipateras will receive monthly remuneration of  €15,198 for his services as Managing Director of DLPGM. In addition, he is eligible to receive cash bonuses from time to time at the discretion of DORMACO. The monthly remuneration noted here is included in the base salary noted above, and any cash bonuses awarded at the discretion of DORMACO will be subject to the approval of the Compensation Committee and shall be considered as part of his overall compensation package.

Executive Severance and Change in Control Severance Plan

The 2014 Executive Severance and Change in Control Severance Plan (the "Severance and CIC Plan") provides for payments and other benefits in certain circumstances involving a termination of employment, including a termination of employment in connection with a change-in-control. Cash payments in connection with a change-in-control are subject to a double trigger; that is, the executive is not entitled to payment unless there is both a change-in-control and the executive is subsequently terminated without cause (or resigns for good reason) within a two-year period following the change-in-control. Our executives are not entitled to any severance payments if they are terminated for cause or as a result of voluntary termination (outside of the retirement context) unless it is for good reason. Detailed information with respect to these payments and benefits can be found under the section entitled “2014 Executive Severance and Change in Control Severance Plan.” Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras are participants to the Severance and CIC Plan.

The Committee believes that these severance benefits encourage the commitment of our NEOs and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances.

Additional Information

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 3% of salary safe harbor contribution for U.S. employees.

Nonqualified Deferred Compensation

We contribute to retirement accounts for certain Denmark-based employees, including Mr. Hansen based on a percentage of their annual salaries.

Tax Consideration

As part of its role, the Compensation Committee reviews and considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. For Fiscal Year 2023 our gross U.S. source income was exempt from tax under Code section 883 and thus deductions for executive compensation are not relevant to the Company’s U.S. federal income tax positions. If the Company is not exempt from U.S. federal income taxation by reason of Code section 883 and is subject to U.S. federal income taxation on a net income basis, the deduction of certain items of compensation paid to certain of our executives or former executives may be limited. The Compensation Committee has taken, and intends to continue to take, actions, as appropriate, to attempt to minimize, if not eliminate, the Company’s non-deductible compensation expense within the context of maintaining the flexibility that the Compensation Committee believes to be an important element of the Company’s executive compensation program.

Risk Assessment

The Compensation Committee believes that the Company’s compensation objectives and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. Determinations regarding incentive compensation are based on a discretionary assessment of a variety of factors related to the performance of the Company and the contributions of each executive officer to that performance. Incentive compensation awards are not tied to formulas based on short-term performance, and no one factor disproportionately affects incentive amounts, which diversifies the risk associated with any single indicator of performance. A significant portion of each executive’s total compensation is delivered in the form of equity that vests over multiple years, thereby aligning the interests of our executive officers with those of our shareholders. In respect of certain senior executives, a portion of such equity vests only when the Company’s share price exceeds 95% of the Company book value on a per share basis over a consecutive 15-day period to further align the interests of such executives with those of the shareholders with the goal of increasing shareholder value over time. Compensation is determined by our Compensation Committee, which is comprised solely of independent members of the Board of Directors under NYSE listing standards.

Report of the Compensation Committee

The Compensation Committee, comprised entirely of independent directors (as defined under U.S. securities laws, NYSE listing standards and applicable guidelines under the Code), has reviewed the CD&A included in this Proxy Statement and discussed that CD&A with management. Based on its review and discussion with management, the Compensation Committee approved the CD&A and recommended to the Dorian Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee:

Thomas J. Coleman
Ted Kalborg
Malcolm McAvity

Summary Compensation Table

The table below sets forth the compensation earned by our named executive officers during the years indicated.

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
John C. Hadjipateras(4)	2023	$650,000	$903,000	$1,023,220	$9,150	$2,585,370
Chief Executive Officer	2022	$650,000	$901,500	$794,363	$13,575	$2,359,438
	2021	$650,000	$1,226,500	$1,224,997	$9,300	$3,110,797

John Lycouris(5)	2023	$550,000	$353,000	$423,400	$9,150	$1,335,550
Chief Executive Officer, Dorian LPG (USA) LLC	2022	$550,000	$301,500	$219,138	$12,825	$1,083,463
	2021	$550,000	$301,500	$307,875	$9,300	$1,168,675

Theodore B. Young	2023	$550,000	$303,000	$465,740	$9,525	$1,328,265
Chief Financial Officer	2022	$500,000	$301,500	$208,179	$12,450	$1,022,129
	2021	$500,000	$301,500	$287,350	$9,300	$1,098,150

Tim T. Hansen(6)	2023	$530,250	$318,041	$493,680	$204,019	$1,545,990
Chief Commercial Officer	2022	$531,444	$308,098	$273,919	$53,144	$1,166,605
	2021	$509,297	$347,024	$328,400	$50,930	$1,235,651

Alexander C. Hadjipateras	2023	$370,000	$253,000	$471,000	$9,300	$1,103,300
Senior Executive Vice President Dorian LPG (USA) LLC	2022	$350,000	$251,500	$197,220	$11,325	$810,045
and Managing Director Dorian LPG Management Corp.	2021	$325,000	$251,500	$246,300	$9,300	$832,100
(1)	Represents cash bonuses paid to each of the NEOs for the applicable fiscal year and earned in the immediately preceding fiscal year.
(2)	The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(3)	The amounts set forth represent contributions by the Company to each of the named executive officer’s 401(k) defined contribution plan for U.S. employees. Represents retirement contributions and other compensation for non-U.S. employees.
(4)	As our Chief Executive Officer, Mr. Hadjipateras does not receive any additional compensation for his services as a director.
(5)	As the Chief Executive Officer of our subsidiary, Dorian LPG (USA) LLC, Mr. Lycouris does not receive any additional compensation for his services as a director.
(6)	Mr. Hansen’s salary is calculated using the average applicable exchange rates during each fiscal year in the local currency of employment.

Narrative Disclosure to the Summary Compensation Table

Equity Compensation

On June 15, 2020, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras received 37,500, 35,000 and 30,000 shares of restricted stock, respectively, vesting in escalating installments on the grant date and the first, second and third anniversary of the grant date, and Mr. Hansen received 40,000 restricted stock units vesting in escalating installments on the first, second and third anniversary of the grant date. On August 5, 2021, Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras received 72,500 restricted shares, 20,000 restricted shares, 19,000 restricted shares, and 18,000 restricted shares, respectively. Mr. Hansen received 25,000 restricted stock units on August 5, 2021. The restricted shares shall vest ratably and in three equal installments commencing with, and on the subsequent anniversaries of, August 5, 2021. The restricted stock units shall vest ratably in equal installments on the first and second anniversaries of the grant date. Notwithstanding the foregoing, the restricted shares, or restricted stock units, in the case of Mr. Tim T. Hansen (the "Vesting Shares") to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris, Mr. Theodore B. Young, Mr. Tim T. Hansen and Mr. Alexander C. Hadjipateras that are eligible to vest on August 5, 2023 shall vest when and only if the volume weighted average price of the Company's common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the August 5, 2021 of the Vesting Shares, as reported on Bloomberg (or on such other internationally recognized financial information provider), equals or exceeds, 95% of the book value of a Company share, which shall be determined (in good faith by the management of the Company) in respect of the Scheduled Vesting Date, as of the first business day of the fiscal quarter immediately preceding the Scheduled Vesting Date. On August 5, 2022, the Messrs. J. Hadjipateras, Lycouris, Young, and A. Hadjipateras received 72,500, 30,000, 33,000 and 30,000 shares of restricted stock, and Mr. Hansen received 33,000 restricted stock units on October 14, 2022. The restricted stock awards vest ratably and in three equal installments commencing with, and on the subsequent anniversaries of, August

5, 2022. The restricted stock units vest one-third on October 14, 2022, one-third on August 5, 2023, and one-third on August 5, 2024. Notwithstanding the foregoing, the restricted stock awards granted to Messrs. J. Hadjipateras, Lycouris and Young that are eligible to vest on August 5, 2024, will vest when and only if the volume weighted average price of the Company's common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the August 5, 2022 equals or exceeds, 95% of the book value of a Company share, which will be determined as of the first business day of the fiscal quarter immediately preceding the Scheduled Vesting Date. On July 5, 2023, the Compensation Committee approved the following long-term equity awards for our NEOs in the form of time-based restricted stock in recognition of the officers' contributions to the Company for the fiscal year ended March 31, 2023: Messrs. J. Hadjipateras, Lycouris, Young, and A. Hadjipateras will receive 72,500, 30,000, 33,000 and 30,000 shares of restricted stock, respectively, and Mr. Hansen will receive 25,000 restricted stock units on August 5, 2023. The restricted shares and restricted stock units will vest ratably and in three equal installments (other than with respect to the restricted shares awarded to Mr. Lycouris, which shall vest in two equal installments) commencing on August 5, 2023 (the "Grant Date") and on subsequent anniversaries of the Grant Date. Notwithstanding the foregoing, the restricted stock awards granted to Messrs. J. Hadjipateras, Lycouris and Young that are eligible to vest on August 5, 2025 (and on August 5, 2024 in the case of Mr. Lycouris)  will vest subject to a formula to be determined by the Compensation Committee.

For a discussion of certain applicable vesting requirements in respect of awards granted under the 2014 Equity Incentive Plan, please see the sections entitled “Executive Severance and Change in Control Severance Plan” and “2014 Equity Incentive Plan.”

On July 24, 2023, Company management in good faith determined that the market to book value vesting condition of the Vesting Shares eligible to vest on August 5, 2023 and to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris, Mr. Theodore B. Young, Mr. Tim T. Hansen and Mr. Alexander C. Hadjipateras, was met.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards as of March 31, 2023, for each named executive officer:

		Restricted Stock Awards and Restricted Stock Units
Name	Grant Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested(1)
John C. Hadjipateras	8/5/2022	48,333(2)	$963,760
	8/5/2021	24,166(3)	$481,870

John C. Lycouris	8/5/2022	20,000(2)	$398,800
	8/5/2021	6,666(3)	$132,920
	6/15/2020	10,000(4)	$199,400

Theodore B. Young	8/5/2022	22,000(2)	$438,680
	8/5/2021	6,333(3)	$126,280
	6/15/2020	10,000(4)	$199,400

Tim T. Hansen	10/14/2022	22,000(5)	$438,680
	8/5/2021	8,333(3)	$166,160
	6/15/2020	18,000(4)	$358,920

Alexander C. Hadjipateras	8/5/2022	20,000(2)	$398,800
	8/5/2021	6,000(3)	$119,640
	6/15/2020	10,000(4)	$199,400
(1)	Fair market value of our common stock on March 31, 2023. The amount listed in this column represents the product of the closing market price of the Company’s stock as of March 31, 2023 ($19.94) multiplied by the number of shares or units of stock subject to the award.
(2)	Granted on August 5, 2022 and vested or vests as described in “Equity Compensation” above.
(3)	Granted on August 5, 2021 and vested or vests with escalating terms on each of the grant date and first, second and third anniversaries of the date of grant with the third anniversary subject to a market condition.
(4)	Granted on June 15, 2020 and vested or vests with escalating terms on each of the grant date and first, second and third anniversaries of the date of grant.
(5)	Granted on October 14, 2022 and vested or vests as described in “Equity Compensation” above.

Options Exercised and Stock Vested

The following table provides information for the year ended March 31, 2023 concerning the vesting of restricted stock awards by the NEOs. There were no stock options exercised by the NEOs for the year ended March 31, 2023 and no options have been granted by the Company since its inception.

	Option Awards		Restricted Stock Awards and Restricted Stock Units
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
John C. Hadjipateras(1)	-	-	64,509	$1,012,791
John C. Lycouris(2)	-	-	31,667	$496,172
Theodore B. Young(3)	-	-	32,333	$506,628
Tim T. Hansen(4)	-	-	44,667	$692,032
Alexander C. Hadjipateras(5)	-	-	29,750	$466,075
(1)	Mr. J, Hadjipateras had 64,509 shares of restricted stock vested on August 5, 2022 at a market price of $15.70.

(2)	Mr. Lycouris had 10,000 shares of restricted stock vested on June 15, 2022 at a market price of $15.60 and 21,667 shares of restricted stock vested on August 5, 2022 at a market price of $15.70.

(3)	Mr. Young had 10,000 shares of restricted stock vested on June 15, 2022 at a market price of $15.60 and 22,333 shares of restricted stock vested on August 5, 2022 at a market price of $15.70.

(4)	Mr. Hansen had 11,000 restricted stock units vested on June 15, 2022 at a market price of $15.60, 22,667 restricted stock units vested on August 5, 2022 at a market price of $15.70, and 11,000 restricted stock units vested on October 14, 2022 at a market price of $14.96.

(5)	Mr. A, Hadjipateras had 10,000 shares of restricted stock vested on June 15, 2022 at a market price of $15.60 and 19,750 shares of restricted stock vested on August 5, 2022 at a market price of $15.70.

2014 Equity Incentive Plan

Our 2014 equity incentive plan (the “2014 Equity Incentive Plan”), which was unanimously adopted by the Board of Directors in April 2014, was approved by a shareholder vote at the 2015 annual meeting of shareholders. Pursuant to the terms of the 2014 Equity Incentive Plan, we expect that directors, officers, and employees (including any prospective officer or employee) of the Company and its subsidiaries and affiliates, and consultants and service providers to (including persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company and its subsidiaries and affiliates, as well as entities wholly-owned or generally exclusively controlled by such persons, may be eligible to receive stock appreciation rights, stock awards, restricted stock units and performance compensation awards that the plan administrator determines are consistent with the purposes of the plan and the interests of the Company. The maximum number of shares of common stock that may be granted under the 2014 Equity Incentive Plan shall not exceed 2,850,000 in the aggregate. In October 2021, our shareholders approved an amendment to the Equity Incentive Plan to increase the reserve of our common shares for issuance by 2,015,000. The plan is administered by our compensation committee.

During the year ended March 31, 2023, we granted to certain of our officers and employees an aggregate of 47,750 shares of restricted stock vesting ratably on the grant date and on the first, second, and third anniversary of that date, 53,100 restricted stock units vesting ratably on the grant date and on the first and second anniversaries of the grant date, and 165,500 shares of restricted stock vesting ratably on the grant date and on the first and second anniversary of that date. The final tranche of restricted stock granted to certain of our named executive officers shall vest when, and only if, the volume weighted average price of our common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the grant date equals or exceeds, 95% of the book value of one of our shares. The shares of restricted stock and restricted stock units were valued at their grant date fair market value and are expensed on a straight-line basis over the respective vesting periods.

During the year ended March 31, 2023, we granted 34,695 shares of stock, respectively, to our non-executive directors, which were valued and expensed at their grant date fair market value.

As of July 24, 2023, there were 261,907 shares of restricted stock and restricted stock units that were issued and outstanding, but not yet vested. As of that date, there were 1,893,335 shares of common stock remaining available for future grants under the 2014 Equity Incentive Plan.

All shares will become fully vested and nonforfeitable, and all performance threshold requirements will cease to apply, in connection with a Change in Control (as defined in the 2014 Equity Incentive Plan), such that no performance threshold requirements will be applicable upon a Change in Control and all performance goals will effectively be deemed satisfied to the fullest extent such that 100% of the then outstanding and unvested shares will be deemed fully vested.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plans Table

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of March 31, 2023.

March 31, 2023	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	—	—	1,893,335	(1)
Not approved by shareholders	—	—	–
Total	—	—	1,893,335

(1)	Represents available shares for future issuance under the 2014 Equity Incentive Plan as of March 31, 2023. See “2014 Equity Incentive Plan” above.

Retirement Benefits

We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 3% of salary safe harbor contribution for U.S. employees.

Pension Benefits

Our Greece-based employees have a statutory required defined benefit pension plan according to provisions of Greek law 4093/2012 covering all eligible employees.

Nonqualified Deferred Compensation

We contribute to retirement accounts for certain United Kingdom and Denmark-based employees based on a percentage of their annual salaries.

2014 Executive Severance and Change in Control Severance Plan

Except as set forth under “2014 Equity Incentive Plan” above and as provided under our Executive Severance and Change in Control Severance Plan (the “Severance and CIC Plan”), none of our members of senior management, including Mr. Hadjipateras, Mr. Lycouris and Mr. Young, will receive any benefits as a result of change in control.

We adopted our Severance and CIC Plan in June 2014, under which we expect that certain executive officers of the Company and our subsidiaries and affiliates, may be eligible to receive severance benefits in connection with termination by the Company without Cause (as defined below) or termination by such officer for Good Reason (as defined below). Mr. Hadjipateras, Mr. Lycouris and Mr. Young are participants to the Severance and CIC Plan. A dismissed officer may be eligible for additional severance benefits when dismissed during the period within two years following a change in control of the Company, or in certain cases, during the six-month period prior to a “Change in Control” (as generally defined under the Equity Incentive Plan with the addition of any transaction the board determines to be a Change in Control).

In the event of termination without Cause or for Good Reason, officers subject to the Severance and CIC Plan will be eligible to receive a lump-sum payment equal to two times the sum of such officer’s base salary plus bonus, a pro rata annual bonus for the year of termination, a cash payment equal to 18 months of COBRA continuation coverage and one year’s outplacement services (not to exceed $10,000). Should such termination take place within two years following a Change in Control of the Company, or in certain cases, during the six-month period prior to a Change in Control (the “CIC Termination Period”), all outstanding equity awards of a terminated officer subject to the Severance and CIC Plan shall vest and the lump-sum payment to the officer will be increased to 2.99 times the sum of the officer’s base salary plus bonus. The participant will receive payments and pay the excise tax, or the payments will be reduced so that no excise tax applies, whatever puts the participant in a better after-tax position. For purposes of the Severance and CIC Plan, “Cause” is generally defined to mean: (i) the willful and continued failure to substantially perform his or her duties, (ii) the willful engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates, (iii) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (iv) the participant (x) obstructs or impedes, (y) endeavors to influence, obstruct or impede or (z) fails to materially cooperate with, an investigation, (v) the participant withholds, removes, conceals, destroys, alters or by other means falsifies any material which is requested in connection with an investigation, (vi) conviction of, or the entering of a plea of nolo contendere to, a felony or (vii) being found liable in any SEC or other civil or criminal securities law action. For purposes of the Severance and CIC Plan, “Good Reason” generally means (A) with respect to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, a material diminution in the nature and scope of the participant’s duties, responsibilities or status, (B) a material diminution in current annual base salary or annual performance bonus target opportunities; or (C) an involuntary relocation to a location more than 25 miles from a participant’s principal place of business, provided that, during the CIC Termination Period, “Good Reason” shall mean (A) (1) any material change in the duties, responsibilities or status (including reporting responsibilities); provided, however, that good reason shall not be deemed to occur upon a change in duties, responsibilities (other than reporting responsibilities) or status that is solely and directly a result of the Company no longer being a publicly traded entity or (2) a material and adverse change in titles or offices (including, if applicable, membership on the board); (B) a more than 10% reduction in the participant’s rate of annual base salary or annual performance bonus or equity incentive compensation target opportunities (including any material and adverse change in the formula for such targets) as in effect immediately prior to such change in control; (C) the failure to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or fringe benefit plan in which the participant is participating immediately prior to such change in control or the taking of any action by the Company, in each case which would materially adversely affect the participant, unless the participant is permitted to participate in other plans providing the participant with materially equivalent benefits in the aggregate; (D) the failure of the Company to obtain the assumption of the Company’s obligations under the plan from any successor; (E) an involuntary relocation of the principal place of business to a location more than 25 miles from the principal place of business immediately prior to such change in control; or (F) a material breach by the Company of the terms of an employment agreement. Although none of our members of senior management, including Mr. Hadjipateras, Mr. Lycouris and Mr. Young, are subject to an employment agreement with us or our subsidiaries, we cannot guarantee that such members will not enter into such agreements in the future.

Prohibition on Hedging

While the Company does not currently have a policy prohibiting its employees, including executive officers, and directors from engaging in hedging transactions (derivatives, equity swaps, forwards, etc.) involving Company securities, the Company does have an insider trading policy that requires, among other things, that all trading in Company shares by “insiders” (as defined below) must be pre-cleared with the Company’s Chief Financial Officer, the Company's Chief Executive Officer or the Chief Executive Officer of Dorian LPG (USA) LLC (each, an “Authorized Person“) prior to commencing any trade. The relevant Authorized Person will consult as necessary with senior management and/or outside legal counsel to the Company before clearing any proposed trade. The Company’s insider trading policy covers all of the Company’s officers, directors and employees (“insiders”), as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by insiders. In addition, the Company’s insider trading policy applies to transactions engaged in by corporations in which the insider is an officer, director or 10% or greater stockholder and a partnership of which the insider is a partner, unless the insider has no direct or indirect control over the partnership.

President and Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of John Hadjipateras, our President and Chief Executive Officer ("CEO"):

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and other data as described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The compensation of the Company’s median employee (“Median Employee”) was determined by reviewing the amount of compensation paid to each of the Company’s employees using the data as shown in its payroll records including base salary, bonuses (including equity awards), and other benefits paid by or on behalf of the Company using the same calculation methods and assumptions, disclosed in the Summary Compensation Table. The total reported compensation for Mr. John C. Hadjipateras in Fiscal Year 2023 was $2,585,370, as reflected in the Summary Compensation Table included in this proxy Statement, and was approximately 19.9 times the Median Employee’s annual total compensation of $130,192. The methodology used to identify the Median Employee uses the same pay components, as well as the same calculation methods and assumptions, disclosed in the Summary Compensation Table. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies. The methodology used to identify the Median Employee excludes consideration of the seafarers who had served on the Company’s commercially-managed vessels for one or more days during the year ended March 31, 2023, since such seafarers were employed, and their compensation was determined, by unaffiliated third parties and these seafarers provide services to the Company or its consolidated subsidiaries as independent contractors or “leased” workers. These seafarers are sourced from seafarer recruitment and placement service agencies and are employed with short-term employment contracts.

Pay vs. Performance

The following table provides information in understanding NEO compensation and Company performance as required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income (in millions)	Adjusted EBITDA (in millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,585,370	$3,049,603	$1,328,276	$1,556,384	$362.21	$369.80	$172.4	$271.4
2022	$2,359,438	$2,422,761	$1,020,560	$1,072,116	$193.15	$256.06	$71.9	$161.1
2021	$3,110,797	$3,253,784	$1,083,644	$1,301,208	$150.75	$251.60	$92.6	$188.6

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. John C. Hadjipateras, who was our President and Chief Executive Officer for all years presented, in the “Total” column of the Summary Compensation Table (“SCT”).

(2)	The dollar amounts reported in column (c) represent the amount of compensation actually paid to Mr. John C. Hadjipateras as computed in accordance with Item 402(v) of Regulation S-K (“CAP”).

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for our non-CEO NEOs as a group in the “Total” column of the SCT for each applicable year. The non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: Messrs. John C. Lycouris, Theodore B. Young, Tim T. Hansen, and Alexander C. Hadjipateras.

(4)	The dollar amounts reported in column (e) represent the average amount of CAP for the non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K.

(5)

The dollar amounts reported in column (g) represent the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.

(6)	The dollar amounts reported in column (i) represent Adjusted EBITDA as defined and presented in the CD&A above

The Company operates in the LPG shipping industry, which is a highly cyclical business where results often reflect an underlying commodity-based rate environment. Accordingly, the results of our business can fluctuate significantly from time to time, driven by changes in shipping rates and vessel valuations that can be caused by, among other things, geopolitical events, global or regional conflicts, government action and regulatory developments, developments in the global capital markets, environmental incidents and various other factors discussed in detail in our Annual Report. As part of its effort to appropriately align compensation incentives to management performance, the Compensation Committee annually evaluates and implements both fixed and variable components of compensation. Due, however, to the volatile nature of the industry, variable compensation actually paid can be significantly affected (either positively or negatively) by short-to-medium-term changes in market rates and LPG stock performance.

Compensation Committee Interlocks and Insider Participation

During our last fiscal year, Messrs. Coleman, Kalborg and McAvity served on the Compensation Committee. Each of them is not, nor have any of them ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on the Board or our Compensation Committee.

Certain Relationships and Related Transactions and Director Independence

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were and are a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Except as noted otherwise, the Audit Committee or the Board of Directors approved or ratified each arrangement described below (other than arrangements that were entered into prior to the adoption of the related party transaction policy by the Board of Directors).

See “Corporate Governance Matters—Business Relationships and Related Person Transactions Policy” for a discussion of our policies and procedures related to conflicts of interest.

Business Relationships and Related Person Transactions Policy

We have policies and procedures in place regarding referral of related person transactions to our Audit Committee for consideration and approval. Compensation matters involving any related persons are reviewed and approved by our Compensation Committee. Our Chief Financial Officer, in consultation with our outside counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Under our policy, transactions that (i) involve directors, director nominees, executive officers, significant shareholders or other “related persons” in which the Company is or will be a participant and (ii) are of the type that must be disclosed under the SEC’s rules must be referred by the Chief Financial Officer, after consultation with our outside counsel, to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company. Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company’s common stock to promptly report to our Chief Financial Officer all proposed or existing transactions in which the

Company and they, or any related person of theirs, are parties or participants. The Chief Financial Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Financial Officer or a related person of the Chief Financial Officer) is then required to furnish to the chairperson of the Audit Committee reports relating to any transaction that, in the Chief Financial Officer’s judgment with advice of outside counsel, may require reporting pursuant to the SEC’s rules or may otherwise be the type of transaction that should be brought to the attention of the Audit Committee. The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question. In its review, the Audit Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant. Upon receipt of the Audit Committee’s recommendation, the Board of Directors or officers, excluding in all such instances the related party, take such action as deemed appropriate and necessary in light of their respective responsibilities under applicable laws and regulations.

Related Party Transactions

Management Agreements

Dorian (Hellas) S.A. (“DHSA”) formerly provided technical, crew, commercial management, insurance and accounting services to our vessels and had agreements to outsource certain of these services to Eagle Ocean Transport Inc. (“Eagle Ocean Transport”), which is 100% owned by Mr. John C. Hadjipateras, our Chairman, President and Chief Executive Officer.

Dorian LPG (USA) LLC and its subsidiaries entered into an agreement with DHSA, retroactive to July 2014 and superseding an agreement between Dorian LPG (UK) Ltd. and DHSA, for the provision by Dorian LPG (USA) LLC and its subsidiaries of certain chartering and marine operation services to DHSA, for which income was earned and included in “Other income-related parties” totaling $0.1 million for each of the years ended March 31, 2023, 2022 and 2021, respectively. As of March 31, 2023, there was nothing due from DHSA.

Arrangements Involving Family Members

In respect of the year ended March 31, 2023, we paid $623,000 in salary and cash bonus to Mr. Alexander C. Hadjipateras, a son of Mr. John C. Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, for his service as Senior Executive Vice President Business Development of Dorian LPG (USA) LLC and Managing Director of Dorian LPG Management Corp. In the year ended March 31, 2023, Mr. Alexander C. Hadjipateras was also eligible to participate in all benefit programs generally available to employees, including supplemental health care benefits for coverage outside of the United States, and his compensation is commensurate with that of his peers.

In respect of the year ended March 31, 2023, we paid $215,323 in salary and cash bonus to Peter Hadjipateras, a son of Mr. John C. Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, for his service as Fleet Efficiency Manager. In the year ended March 31, 2023, Mr. Peter Hadjipateras was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

In respect of the year ended March 31, 2023, we paid $267,764 in salary and cash bonus to Ricky Hansen, a brother of Mr. Tim Hansen, our Chief Commercial Officer, for his service as Operations Manager. In the year ended March 31, 2023, Mr. Ricky Hansen was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.

Director Independence

See “Corporate Governance Matters—Director Independence.”

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than ten percent of any class of our registered equity securities including our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.

To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, during the fiscal year ended March 31, 2023, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and greater than ten percent beneficial owners were complied with, except that Marit Lunde filed one late Form 3, reporting no transactions.

Shareholder Proposals for 2024 Annual Meeting of Shareholders

Shareholder proposals intended to be included in our proxy statement and voted on at our 2024 Annual Meeting of Shareholders must be received at our corporate headquarters at Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Corporate Secretary, on or before July 15, 2024. Applicable SEC rules and regulations as well as our bylaws govern the submission of shareholder proposals, including director nominations, and our consideration of them for inclusion in the 2024 notice of Annual Meeting of Shareholders and the 2024 proxy statement.

To bring before the 2024 Annual Meeting of Shareholders any business not included in the meeting’s Proxy Statement (including to nominate a candidate director not named in the Proxy Statement), a shareholder must (i) give timely written notice of that business to our Corporate Secretary and (ii) qualify as a shareholder of record both on the date the shareholder supplies notice and through the record date for the 2023 Annual Meeting. To be timely, the notice must be delivered to or mailed and received by the Company no earlier than June 15, 2024 (90 days prior to September 13, 2024, the one-year anniversary of the Annual Meeting) and no later than July 15, 2024 (60 days prior to September 13, 2024). The public disclosure of any adjournment of an annual meeting of the shareholders will not extend the time period allotted to shareholders to give notice. Where the shareholder wishes to nominate a candidate for director, the written notice must contain the information concerning the shareholder and each nominee as required by Article III, Section 3 of our bylaws, which is discussed in this Proxy Statement at “Board Meeting and Board Committee Information—Nominating and Corporate Governance Committee and Director Nominations.” For all other proposals, the shareholder’s written notice must include the information set forth in Article II, Section 2 of our bylaws. A copy of our bylaws is available upon request to: Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902, attention: Corporate Secretary.

The foregoing bylaw provisions do not affect a shareholder’s ability to request inclusion of a proposal in our Proxy Statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules as referenced above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described in the paragraph above. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with the applicable SEC rules and regulations and our bylaws.

Other Business

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

Annual Report

Our Annual Report is being mailed with this Proxy Statement unless you have previously consented to access the Proxy Statement, proxy card and Annual Report electronically over the internet. The Annual Report is not a part of our proxy soliciting materials. Additionally, and in accordance with SEC rules, you may access this Proxy Statement at http://dorianlpg.com/investor-center/corporate-governance/AnnualShareholderMeeting. The Annual Report, including the exhibits filed with it, are available at our website at www.dorianlpg.com. Upon request by any shareholder to Investor Relations by email at IR@dorianlpg.com, mail at Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Investor Relations, or by phone at (203) 674-9900 we will furnish to shareholders, without charge, a copy of the annual report for the fiscal year ended March 31, 2023, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the Annual Report are requested.

/s/ John C. Hadjipateras

John C. Hadjipateras
Chairman of the Board

Appendix A - Reconciliation of Non-GAAP Financial Measures

In the "Compensation Discussion and Analysis," we use certain non-GAAP financial measures.

Adjusted EBITDA is an unaudited non-U.S. GAAP financial measure and represents net income/(loss) before interest and finance costs, unrealized (gain)/loss on derivatives, realized (gain)/loss on interest rate swaps, stock-based compensation expense, impairment, and depreciation and amortization and is used as a supplemental financial measure by management to assess our financial and operating performance. We believe that adjusted EBITDA assists our management and investors by increasing the comparability of our performance from period to period. This increased comparability is achieved by excluding the potentially disparate effects between periods of derivatives, interest and finance costs, stock-based compensation expense, impairment, and depreciation and amortization expense, which items are affected by various and possibly changing financing methods, capital structure and historical cost basis and which items may significantly affect net income/(loss) between periods. We believe that including adjusted EBITDA as a financial and operating measure benefits investors in selecting between investing in us and other investment alternatives.

Adjusted EBITDA has certain limitations in use and should not be considered an alternative to net income/(loss), operating income/(loss), cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income/(loss). Adjusted EBITDA as presented below may not be computed consistently with similarly titled measures of other companies and, therefore, might not be comparable with other companies.

The following table sets forth a reconciliation of net income to Adjusted EBITDA (unaudited) for the periods presented:

	Year ended	Year ended
(in U.S. dollars)	March 31, 2023	March 31, 2022
Net income	$172,443,930	$71,935,018
Interest and finance costs	37,803,787	27,067,395
Unrealized gain on derivatives	(2,766,065)	(11,067,870)
Realized (gain)/loss on interest rate swaps	(3,771,522)	3,450,443
Stock-based compensation expense	4,280,387	3,332,279
Depreciation and amortization	63,396,131	66,432,115
Adjusted EBITDA	$271,386,648	$161,149,380

Time charter equivalent rate, or TCE rate, is a non-U.S. GAAP measure of the average daily revenue performance of a vessel. TCE rate is a shipping industry performance measure used primarily to compare period-to-period changes in a shipping company’s performance despite changes in the mix of charter types (such as time charters, voyage charters) under which the vessels may be employed between the periods and is useful to investors in understanding our underlying performance and business trends. Our method of calculating TCE rate is to divide revenue net of voyage expenses by operating days for the relevant time period, which may not be calculated the same by other companies.

The following table sets forth a reconciliation of revenues to TCE rate (unaudited) for the periods presented:

(in U.S. dollars, except operating days)	Year ended	Year ended
Numerator:	March 31, 2023	March 31, 2022
Revenues	$389,749,215	$274,221,448
Voyage expenses	(3,611,452)	(4,324,712)
Time charter equivalent	$386,137,763	$269,896,736

Denominator:
Operating days	7,652	7,785
TCE rate:
Time charter equivalent rate	$50,462	$34,669

In addition to the results of operations presented in accordance with U.S. GAAP, we provide adjusted net income and adjusted EPS. We believe that adjusted net income and adjusted EPS are useful to investors in understanding our underlying performance and business trends.  Adjusted net income and adjusted EPS are not a measurement of financial performance or liquidity under U.S. GAAP; therefore, these non-U.S. GAAP financial measures should not be considered as an alternative or substitute for U.S. GAAP. The following table reconciles (unaudited) net income and EPS to adjusted net income and adjusted EPS, respectively, for the periods presented:

	Year ended
(in U.S. dollars, except share data)	March 31, 2023	March 31, 2022
Net income	$172,443,930	$71,935,018
Unrealized (gain)/loss on derivatives	(2,766,065)	(11,067,870)
Gain on disposal of vessels	—	(7,256,897)
Adjusted net income	$169,677,865	$53,610,251

Earnings per common share—diluted	$4.29	$1.78
Unrealized (gain)/loss on derivatives	(0.07)	(0.27)
Gain on disposal of vessels	—	(0.18)
Adjusted earnings per common share—diluted	$4.22	$1.33

1UPX 01 - Christina Tan 02 - Marit Lunde For Withhold For Withhold Dorian LPG Ltd. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03UVQC + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card A Election of Directors — The Board of Directors recommends a vote FOR all the listed nominees. 2. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. 1. Nominees for a term of three years: For Against Abstain B Proposal — The Board of Directors recommends a vote FOR Proposal 2. 3. Advisory vote to approve the compensation of our named executive officers. For Against Abstain C Proposal — The Board of Directors recommends a vote FOR Proposal 3. 1234 5678 9012 345 MMMMMMMMM 582896 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMMMMMMM MMMMMMM If no electronic voting, delete QR code and control # Δ ≈ 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/LPG or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LPG Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by September 12, 2023 at 11:59 PM EDT. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LPG Notice of 2023 Annual Meeting of Shareholders The offices of Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902 Proxy Solicited by Board of Directors for Annual Meeting — September 13, 2023 John C. Hadjipateras, Theodore B. Young or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dorian LPG Ltd. (the “Company”) to be held at 11:00 a.m. EDT on September 13, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, FOR the ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company’s independent registered public accounting firm for the year ending March 31, 2024, and FOR the advisory vote to approve the compensation of our named executive officers. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — DORIAN LPG LTD. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q E Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2023 The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report for the fiscal year ended March 31, 2023 are available at www.investorvote.com/LPG Annual Meeting of Shareholders The offices of Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902 Wednesday, September 13, 2023 11:00 a.m. Eastern Daylight Time Please plan to arrive early as there will be no admission after the meeting begins. To attend the meeting, please present this notice and photo identification at the registration desk upon arrival.

1UPX 01 - Christina Tan 02 - Marit Lunde For Withhold For Withhold Dorian LPG Ltd. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03UVRC + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card A Election of Directors — The Board of Directors recommends a vote FOR all the listed nominees. 2. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. 1. Nominees for a term of three years: For Against Abstain B Proposal — The Board of Directors recommends a vote FOR Proposal 2. 3. Advisory vote to approve the compensation of our named executive officers. For Against Abstain C Proposal — The Board of Directors recommends a vote FOR Proposal 3. MMMMMMMMM 582896 MMMMMMMMMMMM

Notice of 2023 Annual Meeting of Shareholders The offices of Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902 Proxy Solicited by Board of Directors for Annual Meeting — September 13, 2023 John C. Hadjipateras, Theodore B. Young or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dorian LPG Ltd. (the “Company”) to be held at 11:00 a.m. EDT on September 13, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, FOR the ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company’s independent registered public accounting firm for the year ending March 31, 2024, and FOR the advisory vote to approve the compensation of our named executive officers. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — DORIAN LPG LTD. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2023 The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report for the fiscal year ended March 31, 2023 are available at www.investorvote.com/LPG